As filed with the Securities and Exchange Commission on February 24, 2012

REGISTRATION NO. _______________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FUSE SCIENCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	2833	87-0460247
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6135 NW 167th Street, #E-21

Miami, Florida 33015

(305) 503-3873

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive officer)

Brian Tuffin

Chief Executive Officer

6135 NW 167th Street, #E-21

Miami, Florida 33015

(305) 503-3873

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Dale S. Bergman, Esq.

Roetzel & Andress

350 East Las Olas Blvd., Ste. 1150

Fort Lauderdale, Florida  33301

(954) 462-4150

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.   ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED		PROPOSED MAXIMUM OFFERING PRICE PER UNIT (5)	PROPOSED MAXIMUM OFFERING PRICE	AMOUNT OF REGISTRATION FEE (7)

Common Stock, par value $0.001 per share	88,712,147	(1)(2)	$0.36	$31,936,372	$3,659.90
Common Stock, par value $0.001, issuable as interest on the Notes	3,320,292	(1)(3)	$0.36	$1,195,305	$136.98
Common Stock, par value $0.001 per share	5,603,569	(4)	$0.36	$2,017,284	$231.18
Common Stock, par value $0.001 per share	7,166,666	(5)	$0.36	$2,579,999	$295.66
Total	104,802,674		—	$37,728,960	$4,323.73

(1)	These shares of common stock may be issued upon conversion of senior convertible notes or otherwise pursuant to the terms of the senior convertible notes and/or upon exercise of the warrants issued in conjunction with the senior convertible notes (such aggregate amount of shares calculated by the Company as of the date of this registration statement based on 110% of the sum of (i) the maximum number of shares of common stock initially issuable upon the conversion of senior secured convertible notes, (ii) the maximum number of other shares of common stock initially otherwise issuable pursuant to the senior convertible notes and (iii) the maximum number of shares of common stock initially issuable upon exercise of the warrants issued in conjunction with the senior convertible notes). In addition to both economic and standard anti-dilution adjustments, the conversion price of the notes and exercise prices and number of shares issuable pursuant to the warrant are subject to additional adjustments described below in “Recent Developments - February 2012 Financing Description of the Securities in the February 2012 Financing.” For purposes of the calculation of the maximum number of shares of common stock initially issuable upon conversion of the senior convertible notes and exercise of the warrants, the Company has assumed such additional adjustments will result in adjusted conversion and exercise prices of $0.12 per share, which represents the lowest conversion and/or exercise price adjustment permitted pursuant to such additional adjustment provisions. In accordance with Rule 416(a) under the Securities Act of 1933, the Registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)	88,712,147 shares of common stock issuable upon conversion of senior secured convertible notes and upon exercise of the warrants are being registered hereunder (such aggregate amount of shares calculated by the Company as of the date of this registration statement based on 110% of the sum of (i) the maximum number of shares of common stock initially issuable upon conversion of senior secured convertible notes, and (ii) the maximum number of shares of common stock initially issuable upon exercise of the warrants issued in conjunction with the notes).

(3)	3,320,292 shares of common stock issuable pursuant to the senior secured convertible notes as interest in lieu of cash payments are being registered hereunder. Such aggregate amount of shares is calculated by the Company as of the date of this registration statement based on 110% of the maximum number of shares of common stock issuable as interest in lieu of cash payments pursuant to the notes. For purposes of calculating the maximum number of shares of common stock initially issuable as interest pursuant to the notes, the Company has assumed that the closing price of each trading day used in determining such number of shares of common stock in accordance with the term s of the notes will equal $0.34, which was the closing price on February 21, 2012.

(4)	Represent 250,000 shares of common stock issuable upon exercise of advisory warrants issued to National Securities Corporation (“National”), pursuant to an August 2011 investment banking agreement with registrant and a maximum of 5,353,569 shares issuable to National and its designees upon exercise of a placement agent warrants issued in connection with a February 2012 Financing. The registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(5)	3,583,332 of these shares of common stock are held by selling stockholders and 3,583,332 of these shares are issuable upon the exercise of warrants held by such selling stockholders, as described in “Recent Developments – January 2012 Financing.” The registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 based upon the price of $0.36 which was the average of the high and low bid prices for the Company’s common stock on February 21, 2012.

(7)	Computed in accordance with Section 6(b) of the Securities Act of 1933. Paid herewith.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed.  We may not sell these securities nor may offers to buy these securities be accepted until the registration statement filed with the Securities and Exchange Commission becomes effective.  This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

SUBJECT TO COMPLETION, DATED FEBRUARY 24, 2012

FUSE SCIENCE, INC.

104,803,672 Shares of Common Stock

______________

We are registering 104,803,672 shares of our common stock, par value $0.001 per share for sale by the selling stockholders set forth herein. Of such shares, 92,032,439 are issuable upon conversion of $3,169,359 of the senior convertible notes issued on February 9, 2012 (the “Notes”) or otherwise pursuant to the terms of the Notes and/or upon exercise of the warrants issued in conjunction with the Notes (the “February 2012 Warrants”). Such aggregate amount of shares calculated by the Company as of the date of this Registration Statement based on 110% of (i) the maximum number of shares of common stock initially issuable upon conversion of the Notes, (ii) the maximum number of other shares of common stock otherwise initially issuable pursuant to the terms of the Notes and (iii) the maximum number of shares of common stock initially issuable upon exercise of the February 2012 Warrants. In addition to both economic and standard anti-dilution adjustments, the conversion price of the Notes and the exercise prices of and number of shares issuable pursuant to the February 2012 Warrants are subject to additional adjustments described below in “Recent Developments – Description of the Securities In the February 2012 Financing.” For purposes of the calculation of the maximum number of shares of common stock initially issuable upon conversion of the Notes, the Company has assumed such additional adjustments will result in adjusted conversion and exercise prices of $0.12 per share, which represents the lowest conversion and exercise price adjustment permitted pursuant to such additional adjustment provisions. The Company further has assumed for purposes of calculating the maximum number of other shares of common stock initially issuable pursuant to the Notes that the market price used in determining such number of other shares of common stock in accordance with the terms of the Notes was $0.21 per share. This prospectus also covers 250,000 shares of common stock issuable upon exercise of advisory warrants issued to National Securities Corporation (the “Placement Agent”) and its designees pursuant to an August 2011 investment banking agreement with the Company (the “Advisory Warrants”) and a maximum of 5,353,569 shares issuable upon exercise of placement agent warrants issued to National and its designees in connection with National having served as placement agent for the February 2012 Financing (the “Placement Agent Warrants”). The remaining 7,166,664 shares of common stock registered hereby are held by selling stockholders and are issuable upon the exercise of warrants held by such selling stockholders (the “January 2012 Warrants”) as described in “Recent Developments – January 2012 Financing.” The February 2012 Warrants, Advisory Warrants, Placement Agent Warrants and January 2012 Warrants are referred to collectively in this prospectus, as the “Warrants.”

The selling stockholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of the shares of common stock. However, we may receive proceeds in connection with the exercise of the Warrants, if they are exercised for cash. The selling stockholders will sell the shares of common stock in accordance with the “Plan of Distribution” set forth in this prospectus. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of shares of common stock. We will bear all costs, expenses and fees in connection with the registration of the shares of common stock.

Our common stock currently traded in the over-the-counter market and is quoted on the OTCQB under the symbol “DROP.PK” On February 23, 2012, the closing price for our common stock was $0.325.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See the section of this prospectus entitled “Risk Factors.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ____________, 2012

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	1
PROSPECTUS SUMMARY	2
SUMMARY FINANCIAL INFORMATION	4
RECENT DEVELOPMENTS	5
RISK FACTORS	9
USE OF PROCEEDS	13
SELLING STOCKHOLDERS	13
PLAN OF DISTRIBUTION	16
BUSINESS	18
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	22
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	24
MANAGEMENT	27
EXECUTIVE COMPENSATION	30
PRINCIPAL STOCKHOLDERS	33
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	34
DESCRIPTION OF SECURITIES	34
LEGAL MATTERS	34
EXPERTS	34
AVAILABLE INFORMATION	34
DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	35
INDEX TO FINANCIAL STATEMENTS	F-1

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the SEC’s registration rules for a delayed or continuous offering and sale of securities.  Under the registration rules, using this prospectus and, if required, one or more prospectus supplements, the selling stockholders named herein may distribute the shares of common stock covered by this prospectus.  A prospectus supplement may add, update or change information contained in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information contained in this prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements are contained principally in the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” and are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

The forward-looking statements herein represent our expectations, beliefs, plans, intentions or strategies concerning future events, including, but not limited to: our future financial performance; our future operations; our competitive advantages; our brand image; our ability to meet market demands; the sufficiency of our resources in funding our operations; and our liquidity and capital needs.

Our forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass.  Moreover, our forward-looking statements are subject to various known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements.

Except as required by applicable laws, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

1

PROSPECTUS SUMMARY

This summary provides an overview of all material information contained in this prospectus.  It does not contain all the information you should consider before making a decision to purchase the shares our selling stockholders are offering.  You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements appearing elsewhere in this prospectus.

Unless the context otherwise requires, references in this prospectus to, “Fuse,” “Company,” “we,” “our” and “us” refers to Fuse Science, Inc., a Nevada corporation and its subsidiaries.

Business Overview

Fuse is a life sciences company which has developed and maintains the rights to sublingual and transdermal delivery systems for the efficient delivery to humans of energy, medicines, vitamins and minerals.  We believe that these technologies will provide a wide array of solutions to common problems encountered with internal consumption. The strength of our proprietary technology is based on our advancement in molecular encapsulation, which we believe opens a new window of formulation capabilities with our delivery systems. We plan to commercialize our proprietary technology through a dual strategy:

•	The commercialization of select sports nutrition and performance products which showcase the efficacy and ease of use of the products to consumers leveraging the voice of and endorsement partnerships with prominent athletes to drive brand and product awareness; and

•	Targeted licensing of the proprietary technology into major over-the-counter (“OTC”) and pharmaceutical product categories in which we believe the delivery system offers superior product efficacy and efficiency of consumption.

The Company is in the initial launch phase of its sports nutrition and performance products, beginning with the commercial online launch on December 30, 2011 of EnerJel™, a transdermal product designed to address muscle fatigue and soreness, before, during and after physical activity.  Simultaneously, the Company is focusing on commercializing additional products in the sports nutrition category as well as undertaking its OTC and pharmaceutical licensing efforts beginning with analgesic, hypoglycemic, and hyperglycemic platforms.  We believe that this will provide a foundation for our long-term strategy to deliver significant shareholder value.

We are only in the development stage and only began to generate limited revenues in January 2012, following our online launch of EnerJel™ on December 30, 2011.  We will require between $9,000,000 and $10,000,000 in capital over the next 18 months (in addition to $3,565,000 in gross proceeds generated by financings completed in January and February 2012 described in “Recent Developments”) to commercialize our planned products, license our technology and otherwise fully implement our business plan.  We have received no commitments to provide any such capital. If such capital is not available when needed on commercially reasonable terms or otherwise, we may have to scale down or delay implementation of our business plan in whole or in part and curtail our business activities, which would seriously harm the Company and its prospects.

Background

The Company was incorporated in Nevada on September 21, 1988.  Since that time, the Company has engaged in a number of businesses as a private and subsequently a publicly held company, including developing and marketing data communications and networking infrastructure solutions for business, government and education (which business was sold in 2002) and as a “business development company” under the Investment Company Act of 1940, from 2007 to 2009.

On April 14, 2011, Maurice E. Durschlag, our former President, Chief Executive Officer, Secretary, Treasurer and director, assigned and transferred the assets of two privately held companies to a newly formed Delaware company, Fuse Science, Inc. (“Newco”).  Newco was developing sublingual and transdermal delivery technologies with applications in the sports nutrition and medical fields for the delivery of energy, medicines, vitamins and minerals.

Mr. Durschlag held 23% of the outstanding shares of Newco.  Adam Adler, our current Chief Business Development Officer, and Brian Tuffin, our current Chief Executive Officer, each held 27% and 26%, respectively, of the outstanding shares of Newco.  Pursuant to an Exchange Agreement dated April 14, 2011 (the “Exchange Agreement”) by and among the Company, whose corporate name was then “Double Eagle Holdings, Ltd.,” Maurice E. Durschlag, Adam Adler, Leonard Adler and Brian Tuffin (collectively, the “ Sellers ”), the Sellers have exchanged all the common stock of Newco for an aggregate of 23,297,000 shares of the Company’s common stock such that Newco is now a wholly owned subsidiary of the company.  In connection with the Exchange Agreement described above, the following shares of common stock of the Company were issued:  (i) 5,445,500 shares were issued to Maurice E. Durschlag; (ii) 6,007,000 shares were issued to Brian Tuffin; (iii) 6,332,300 shares were issued to Adam Adler; and (iv) 5,512,500 shares were issued to Leonard Adler.

2

The business of Newco, which the Company acquired pursuant to the Exchange Agreement and on which the Company is focusing its efforts, is in the development stage.  It is subject to all the problems, expenses, difficulties, complications and delays encountered in establishing a new business including successful development, launch, and commercialization of its planned products using and licensing of its sublingual and transdermal delivery technology.

In December 2011, the Company changed its name from “Double Eagle Holdings, Ltd.” to “Fuse Science, Inc.”

Principal Executive Offices

Our executive offices are located at 6135 NW 167th Street, #E-21, Miami Lakes, Florida 33015 and our telephone number is (305) 503-3873.  Our website is www.fusescience.com.  Information contained on our website does not constitute part of this prospectus.

The Offering

Common stock offered by selling stockholders	104,803,672 shares of common stock. (1)

Common stock outstanding on February 21, 2012	114,278,701 shares of common stock. (2)

Terms of the Offering	The selling stockholders will determine when and how they will sell the common stock offered in this prospectus.

Use of Proceeds	We will not receive any proceeds from the sale of common stock offered by the selling stockholders under this prospectus. We may receive proceeds in connection with the exercise of the Warrants, if exercised for cash. We intend to use any such proceeds for working capital and other general corporate purposes. There is no assurance that any of the Warrants will ever be exercised for cash, if at all.

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment.

(1)	Of the 104,803,672 shares registered hereunder, 92,032,439 shares are issuable upon conversion of the Notes or pursuant to the terms of the Notes and/or upon exercise of the February 2012 Warrants, calculated by the Company as of the date of this registration statement based on 110% of (i) the maximum number of shares of common stock initially issuable upon conversion of the Notes, (ii) the maximum number of other shares of common stock issuable pursuant to the Notes and (iii) the maximum number of shares of common stock issuable upon exercise of the February 2012 Warrants. In addition to both economic and standard anti-dilution adjustments, the conversion price of the Notes and the exercise prices of and number of shares issuable pursuant to the February 2012 Warrants are subject to additional adjustments described below in “Recent Developments – Description of the Securities in the February 2012 Financing.” For purposes of the calculation of the maximum number of shares of common stock initially issuable upon conversion of the Notes and exercise of the February 2012 Warrants, the Company has assumed such additional adjustments will result in adjusted conversion and exercise prices of $0.12 per share, which represents the lowest conversion price adjustment permitted pursuant to such additional adjustment. The Company further has assumed for purposes of calculating the maximum number of other shares of common stock initially issuable pursuant to the Notes that the market price used in determining such number of other shares of common stock in accordance with the terms of the Notes was $0.21 per share. This prospectus also covers 250,000 shares of common stock issuable upon exercise of the Advisory Warrants and a maximum of 5,353,600 shares issuable upon exercise of the Placement Warrants. The remaining 7,166,664 shares registered hereunder are held by selling stockholders and are issuable upon exercise of the January 2012 Warrants as described in “Recent Developments – January 2012 Financing.”

(2)	Does not include (i) 30,050,000 shares of common stock issuable upon the exercise of outstanding stock options, (ii) 56,189,937 shares of common stock issuable upon the exercise of outstanding warrants, including the Warrants, (iii) 21,002,705 shares of common stock issuable upon the conversion of outstanding convertible notes, including the Notes and (iv) 58,075,000 additional shares of common stock reserved for issuance under the Company’s 2011 Incentive Stock Plan and 2011 Endorsers Incentive Stock Plan.

3

SUMMARY FINANCIAL INFORMATION

The following summary selected condensed consolidated financial information as of and for the years ended September 30, 2011 and 2010, have been derived from our audited financial statements. The financial information as of and for the three months ended December 31, 2011 and 2010 is derived from our unaudited condensed consolidated financial statements. The condensed consolidated financial information set forth below should be read in conjunction with “Management's Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and notes thereto included elsewhere in this prospectus.

					For the Period
					from Inception
	For the Three		For the Years		(January 20, 2009), through
	Months Ended December 31,		Ended December 31,		December 31,
	2011	2010	2011	2010	2011
	(unaudited)	(unaudited)			(unaudited)

Consolidated Statement of Operations:

Loss from operations	$(811,848)	$20,163	$(1,614,307)	$(38,203)	$(2,535,612)

Other income and other expense	(177,069)	(1,575)	(405,854)	(42,149)	(651,349)

Non-controlling interest	-	-	-	4	3,504

Net loss	(988,553)	(21,738)	(2,020,161)	(80,348)	(3,183,547)

Loss per share, basic diluted	-	-	-	-	-

Weighted average shares outstanding	94,278,691	50,925,820	68,230,631	50,925,820
					-
Other comprehsive income
Net loss	(931,472)	(21,738)	(2,020,161)	(80,348)
Unrealized gain (loss) on available-for-sale
securities	-	6,843	3,043	(31,538)
Net comprehensive loss	$(931,472)	$(14,895)	$(2,017,118)	$(111,886)

Common Stock Data:

Basic and diluted net loss per common share	$-	$-	$(0.03)	$-

Weighted average basic and diluted
common shares outstanding	94,278,691	50,925,820	68,230,631	50,925,820

	December 31,		September 30,
	2011	2010	2011	2010
	(unaudited)	(unaudited)

Consolidated Balance Sheet Data:

Cash and cash equivalents	$155,500	$12,527	$147,907	$8,619

Total assets	380,394	39,647	342,408	69,425

Convertible notes	902,607	128,143	606,976	130,803

Total liabilities	1,415,042	235,988	999,227	250,871

Total stockholders' deficit	(1,034,648)	(196,341)	(656,819)	(181,446)

4

RECENT DEVELOPMENTS

January 2012 Financing

In January 2012, we entered into agreements (the “January 2012 Financing”) with holders of outstanding warrants to purchase 3,583,332 shares of our common stock at an exercise price of $0.12 per share (the “Initial Warrants”), which Initial Warrants were included in our first round of private financing completed in May and June 2011. Pursuant to these agreements (i) such holders agreed to exercise their warrants for cash, (ii) we agreed to (a) issue to each of such holders an additional five (5) year warrant entitling them to purchase a number of shares equal to that acquired upon exercise of their Initial Warrants at an exercise price of $0.25 per share (the “January 2012 Warrants”) and (b) grant them certain registration rights under the Securities Act of 1933 with respect to the shares issued upon exercise of the Initial Warrants and issuable upon exercise of the January 2012 Warrants. The January 2012 Warrants also provide for cashless exercise and for anti-dilution adjustments in the event of stock dividends, stock splits, recapitalizations and similar transactions. The 3,583,333 shares issued to holders of the Initial Warrants and the 3,583,333 shares issuable upon exercise of the January 2012 Warrants are registered hereunder.

February 2012 Financing

General

On February 9, 2012 (the “Closing Date”), we consummated a private placement of (i) $3,169,359 in principal amount of Notes and (ii) the February 2012 Warrants, consisting of (a) series A warrants to purchase an aggregate of 15,092,185 shares of common stock (the “Series A Warrants”) and (b) series B warrants to purchase an aggregate of 15,092,185 shares of common stock (the “Series B Warrants”) at a purchase price of $3,169,359 in a private placement to a group of institutional and accredited investors (the “Investors”) pursuant to a Securities Purchase Agreement, dated as of February 7, 2012 (the “Securities Purchase Agreement”), on the terms set forth below (the “February 2012 Financing”).

Pursuant to the Securities Purchase Agreement, each Investor purchased a Note, a Series A Warrant and a Series B Warrant. As discussed more fully below, the Notes are convertible into shares of the Company’s common stock (as converted, the “Conversion Shares”), and are entitled to earn interest which may be paid in cash or in shares of common stock (the “Interest Shares”). The February 2012 Warrants are exercisable into shares of common stock (as exercised, the “Exercise Shares”). The Conversion Shares, the Interest Shares and the Exercise Shares are all subject to standard anti-dilution provisions.

The terms of the February 2012 Financing include a beneficial ownership limitation applicable to the conversion of the Notes and the exercise of the Warrants, such that no Holder (as defined below) may convert his or its Notes or exercise his or its Warrants if, after such conversion or exercise, the Holder would beneficially own, together with its affiliates, more than 4.99% in the case of certain Investors and 9.99% in the case of other Investors, of the then issued and outstanding shares of common stock. Each Holder may lower this limitation percentage at any time or increase this limitation percentage to any other percentage not in excess of 9.99% upon sixty-one (61) days’ prior written notice to the Company.

In connection with the February 2012 Financing, the Company paid the Placement Agent, a placement fee of $236,000 and issued to the Placement Agent and its designees, the Placement Agent Warrants, consisting of five-year warrants to purchase an aggregate of 1,366,868 shares of common stock at an exercise price of $0.26 per share and seven-month warrants to purchase an aggregate of 1,366,868 shares of common stock at an exercise price of $0.21 per shall, all subject to the same resetting provisions as in the Series A Warrants and Series B Warrants, as described below. In August 2011, pursuant to an investment banking agreement with the Company, the Company had previously issued to the Placement Agent and its designees, the Advisory Warrants to purchase 250,000 shares of common stock an exercise price of $0.20, exercisable for a five-year period from issuance.

Registration Requirements

In connection with the February 2012 Financing, the Company is required to file a registration statement on Form S-1 with the SEC covering the resale of the Conversion Shares, the Interest Shares and the Exercise Shares (collectively, the “Registrable Shares”). The registration statement will register the Registrable Shares for resale by the Investors or their permitted assigns (each, a “Holder”), in an amount equal to 110% of the sum of (i) the maximum number of Conversion Shares issuable upon conversion of the Notes, (ii) the maximum number of Interest Shares issuable pursuant to the Notes and (iii) the maximum number of Exercise Shares issuable upon the exercise of the Warrants.

The Company has agreed to use its best efforts to file the registration statement with the SEC within fifteen (15) calendar days of the Closing Date and have the registration statement declared effective within seventy-five (75) calendar days after the Closing Date, or ninety (90) calendar days after the Closing Date in the event the registration statement is subject to a full review by the SEC. The Company is obliged to amend the registration statement or file a new registration statement in the event the number of shares available under any registration statement is insufficient to cover the securities issuable or exercisable under the February 2012 Financing.

The Company will pay liquidated damages of 1.0% of each Holder’s initial investment in the Notes and February 2012 Warrants sold in the February 2012 Financing per month if the registration statement is not filed or declared effective within the foregoing time periods or ceases to be effective prior to the expiration of certain deadlines provided for in the Registration Rights Agreement, dated as of the Closing Date. However, no liquidated damages shall be paid (i) with respect to any securities being registered that we are not permitted to include in the registration statement due to the SEC's application of Rule 415, or (ii) with respect to any Holder, solely because such Holder is required to be described as an underwriter under applicable securities laws, and such Holder elects not to have its shares registered.

5

Restriction Period

For the period commencing on the Closing Date and ending on the seven (7) month anniversary thereof, the Company shall not offer, sell, grant or otherwise dispose of any of its common stock (or the common stock of any of its subsidiaries) or securities exercisable or convertible into shares of common stock, debt, preferred stock or other instrument or security that is, at any time, convertible into or exchangeable or exercisable for shares of common stock, debt, preferred stock or other instrument or security that is, at any time, convertible into or exchangeable or exercisable for shares of common stock, or securities exercisable to convertible into shares of common stock (a “Subsequent Placement”). In addition to the foregoing restrictions, for a period of one (1) year after the Closing Date, the Investors have a right to participate in any Subsequent Placement; except that the foregoing restrictions do not apply to certain issuances of the Company’s securities, including, without limitation, issuances (i) under outstanding options, warrants, convertible securities and contractual commitments outstanding as of the Closing Date, (ii) under an approved equity incentive plan or plans (limited to 15% of the issued and outstanding shares of common stock immediately prior to the Closing Date) and (iii) in connection with or related to mergers, acquisitions, strategic business partnerships or joint ventures, in each case with non-affiliated third parties.

Lock-Up Agreements

As a condition to consummation of the February 2012 Financing, the Company’s executive officers who beneficially own an aggregate of 24,739,900 shares of common stock, entered into lock-up agreements pursuant to which they agreed not to sell, pledge, hypothecate or otherwise transfer their shares during the eight (8) month period commencing on the Closing Date, subject to certain exceptions for estate planning and similar purposes.

Description of the Securities in the February 2012 Financing

Notes

General

The Notes under the February 2012 Financing are two (2) year senior convertible notes with an aggregate principal amount of $3,169,359. The Notes will accrue interest at a rate of ten percent (10%) per annum beginning on January 21, 2010 (the “Issuance Date”), which will be paid on January 15, April 15, July 15 and October 15 of each year to the record Holder of each Note. The interest accrued is payable in Interest Shares, although the Company may, at its option and upon written notice to each Holder of the Notes, make such interest payments in cash or in a combination of cash and Interest Shares.

Conversion and Conversion Price Adjustments

Any Holder of a Note is entitled to convert the Note into Conversion Shares at any time by delivery of a notice of conversion to the Company (“Conversion Notice”). On or before the third trading day after receipt of the conversion Notice, the Company must deliver to the Holder such number of Conversion Shares to which the Holder is entitled pursuant to the conversion. The number of Conversion Shares the Holder will receive upon conversion of the Notes will be determined by dividing the amount of principal being converted plus any accrued and unpaid interest (the “Conversion Amount”) by the conversion price effective at the time of the conversion (the “Conversion Price,” and such calculation, the “Conversion Rate”).

The Notes have an initial Conversion Price of $0.21. The Conversion Price may be reset on the twenty-sixty (26th) consecutive trading day following (i) the date on which a Registration Statement registering all the Registrable Shares is declared effective by the SEC, or (ii) if earlier, each of:

•     the date the Registrable Securities may first be sold under Rule 144; and

•     the date that any of the Registrable Securities are registered in a Registration Statement.

If the Conversion Price is subject to adjustment as set forth above, it will be reset to the lower of:

•     the then-existing Conversion Price; and

•     75% of the average of the volume-weighted average prices for each of the preceding twenty-five (25) complete consecutive trading days (the “Measurement Period”).

6

At no time, however, will the Conversion Price be reset below $0.12 per share as a result of a conversion price adjustment.

The Conversion Price may also be subject to adjustment upon any change of control of the Company, any subdivision or combination of any one or more classes of common stock, or any issuance or sale by the Company of any shares of common stock at a price lower than the effective Conversion Price immediately prior to such issuance or sale (a “Dilutive Issuance”).

Rights Under the Notes

Purchase Rights

The Holders of the Notes are entitled to purchase rights in the event the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of common stock. Each Holder will be entitled to acquire such number of additional securities which the Holder could have acquired if the Holder had held the number of shares of common stock acquirable upon conversion of the Note.

Redemption Rights of the Holders

At their option, the Holders of the Notes are entitled to redemption rights on all or any portion of the Notes upon the occurrence of (a) a change of control of the Company or (b) certain triggering events constituting an event of default, such as:

•	suspension from trading of the common stock

•	failure by the Company to convert the Notes into Conversion Shares within five (5) days of the conversion date;

•	failure by the Company to pay interest or other amounts due on the Notes;

•	failure to remove any restrictive legend on the certificates of the Conversion Shares; and

•	suspension from trading or failure of the common stock to be listed on a national securities exchange for a period of five (5) consecutive trading days or for more than an aggregate of ten (10) trading days in any 365-day period.

Mandatory Conversion

All the outstanding Notes will be mandatorily convertible if at any time after the Measurement Period the closing sale price of the common stock listed on the principal market on which the common stock is sold exceeds 250% of the Conversion Price for twenty (20) consecutive trading days and certain other conditions as set forth in the Notes are met.

Miscellaneous

The Holders of the Notes are not entitled to voting rights in their capacities as such, except as required by law.

The Company must, with respect to each of the Notes, initially reserve a number of shares of common stock equal to 110% of the entire Conversion Rate with respect to the entire Conversion Amount of each Note as of the Closing Date. Thereafter, the Company must take all actions necessary to reserve and keep available out of its authorized and unissued common stock such number of shares of common stock equal to 110% of the number of shares of common stock necessary to effect the conversion of all of the Notes then outstanding.

February 2012 Warrants

General

The Series A Warrants have a term of five (5) years from the Closing Date and the Series B Warrants have a term of seven (7) months from the Closing Date. Each of the Series A Warrants and the Series B Warrants is immediately exercisable upon issuance into an aggregate of 15,092,185 fully paid and non-assessable Exercise Shares at an initial exercise price of $.026 per share in the case of the Class A Warrants and $0.21 per share in the case of the Class B Warrants (the “Exercise Price”).

Exercise and Exercise Price Adjustments

The Holders may exercise the February 2012 Warrants at any time by delivering to the Company a written notice of exercise and payment of an amount equal to the effective Exercise Price (as of the date of exercise) multiplied by the number of Exercise Shares as to which the February 2012 Warrant is being exercised. Upon receipt of the notice of exercise and payment, the Company will issue and deliver to the Holder the number of Exercise Shares to which the Holder is entitled pursuant to the exercise. The Class A Warrants may also be exercised on a “cashless” basis.

7

The Exercise Price may be reset on the first trading day after expiration of the Measurement Period.

If the Conversion Price is subject to adjustment as set forth above, it will be reset to the lower of:

•	the then-existing Exercise Price; and

•	125% in the case of the Series A Warrants and 75% in the case of the Series B Warrants of the average of the volume weighted average prices for each of the preceding twenty-five (25) consecutive trading days.

At no time, however, will the Exercise Price be reset below $0.12 per share as a result of the foregoing adjustment.

The Exercise Price is also subject to adjustment in the event the Company, at any time after the Issuance Date, pays a stock dividend on, subdivides or combines one or more classes of its then outstanding shares of common stock, or issues or sells any shares of common stock pursuant to a Dilutive Issuance.

Simultaneously with any adjustment to the Exercise Price, the number of Exercise Shares that may be purchased upon exercise of the February 2012 Warrants will be increased or decreased proportionally, such that after such adjustment, the aggregate Exercise Price payable for the adjusted number of Exercise Shares will be the same as the aggregate Exercise Price in effect immediately prior to such adjustment of the number of Exercise Shares that may be purchased upon exercise of the February 2012 Warrants.

Rights Under the February 2012 Warrants

Participation Rights

The Holders of the February 2012 Warrants are entitled to participate in any dividend or other distribution of assets, or rights to acquire assets, the Company makes to holders of shares of common stock, and the Holders are entitled too participation rights in the event the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of common stock, to the same extent that each Holder would have participated if such Holder had held the number of Exercise Shares acquirable upon complete exercise of the February 2012 Warrants immediately before the date on which record is taken for such a distribution.

Miscellaneous

The Holders of the February 2012 Warrants solely in their capacities as such, are not entitled to vote or receive dividends or be deemed the holder of any share capital of the Company, and Holders do not have any rights of a stockholder of the Company, including any right to vote, give or withhold consent to any corporate action, receive notice of meetings, receive dividends or subscription rigs or otherwise prior to the exercise of the February 2012 Warrants.

The Company must at all times keep reserved for issuance under the February 2012 Warrants the number of shares of common stock necessary to satisfy the Company’s obligations to issue Exercise Shares. If at any time the Company does not have a sufficient number of authorized and unreserved shares of common stock to satisfy its obligations under the February 2012 Warrants, the Company shall take all action necessary to increase the number of authorized shares of common stock to a sufficient amount.

8

RISK FACTORS

The shares of our common stock being offered for resale by the selling stockholders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock.  Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects.  If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected.  In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this process before investing in our common stock.

We have a limited operating history with our current business.

The Company was incorporated in 1985 and has engaged in a number of businesses as a private and subsequently a publicly held company, including developing and marketing data communications and networking infrastructure solutions for business, government and education (which business was sold in 2002) and as a “business development company” under the Investment Company Act of 1940, from 2007 to 2009.

The business of Fuse Science, which the Company acquired in April 2011 and on which the Company is currently focusing its efforts, is in the development stage and has only begun to generate revenues on a limited basis commencing with the online launch of the Company’s first product, Enerjel,™ on December 30, 2011. It is subject to all the problems, expenses, difficulties, complications and delays encountered in establishing a new business including successful development, launch and commercialization of its planned products using its sublingual and thin film delivery systems. The Company does not know if it will become commercially viable and ever generate significant revenues or operate at a profit.

The Company will require substantial additional financing to become commercially viable.

To date, the Company has funded its development activities primarily through private placements of its securities, which have raised approximately $4,234,359 and $1,200,000 during the year ended September 30, 2011 and the three months ended December 31, 2011. In addition, during January and February 2012, the Company generated gross proceeds of $3,565,000 from the January 2012 Financing and the February 2012 Financing.  The Company will require additional financing of approximately $9,000,000 to $10,000,000 to commercialize its planned products, license our technology and otherwise fully implement our business plan.  The Company incurred net comprehensive losses of $2,017,118 and $111,886 for the years ended September 30, 2011 and 2010, respectively, net comprehensive losses of $1,055,084 and $14,895 for the three months ended December 31, 2011 and 2010, respectively, and a net comprehensive loss of $3,253,873 during the period from development stage inception (January 20, 2009) through December 31, 2011.   Moreover, as of December 31, 2011, we had a total stockholders’ deficit of $1,034,648 and the independent auditors report for the year ended September 30, 2010 includes an explanatory paragraph stating that our lack of revenues and working capital raise substantial doubt about our ability to continue as a going concern.  We have no commitments or firm plans to raise the additional financing and there can be no assurance that necessary additional financing will be available to the Company, on favorable terms or otherwise.  Moreover, any such additional financing may dilute the interests of existing stockholders.  The absence of additional financing when needed, could cause the Company to scale down or delay implementation of its business plan in whole or in part and curtail its business activities, which would seriously harm the Company and its prospects.

The Company is dependent upon the successful development, commercial launch and acceptance of its planned products and the successful license of its technology.

The Company’s ultimate success will be dependent in large part upon its ability to timely complete development of and commercially launch its planned products and their acceptance by potential customers, as well as the ability to successfully license its technologies. There can be no assurance that the Company’s planned products will ever gain commercial acceptance, whether its technology will be successfully licensed, whether it will ever generate significant revenues or that it will ever be profitable.

The Company cannot guaranty that it can effectively market its planned products and technology.

A significant part of the Company’s success will depend on its marketing strategy. The Company’s marketing efforts have been relatively limited to date, consisting principally of establishing endorsement partnerships with well-known athletes. There can be no assurance as to the success of any marketing strategy the Company may seek to implement. If the Company cannot effectively market its planned products and license its technology, its prospects will be harmed.

The scope of protection of intellectual property relating to the Company’s products is uncertain.

There can be no assurance as to the scope of proprietary protection, if any, which we will be able to secure for our technology. Moreover, the Company cannot guarantee that it will not infringe on intellectual property rights belonging to third parties, that third parties will not infringe upon the intellectual property belonging to the Company, or that third parties will not develop a competing products without infringing on the Company’s intellectual property rights, any of which could harm its business.

9

We intend to rely on third parties to manufacture or products.

We do not directly manufacture our products, but instead outsource such manufacturing to a third party. This third party supplier may not be able to fulfill our demand as it arises, could begin to charge rates that make using its services cost inefficient or may simply not be able to or willing to provide their services to us on a timely basis or at all. In the event of any disruption or delay, whether caused by a rift in our relationship with our contract manufacturer or its inability to manufacture our products as required, we would need to secure the services of alternative suppliers. We may be unable to procure alternative suppliers at commercially reasonable rates and/or within a reasonably short time period and any such transition could be costly. In such case, our business, financial condition and results of operations would be adversely affected.

We may incur material losses as a result of product recall and product liability.

We may be liable if the consumption of any of our planned products causes injury, illnesses or death. We also may be required to recall some of our products if they become contaminated or are damaged or mislabeled. A significant product liability judgment against us, or a widespread product recall, could have a material adverse effect on our business, financial condition and results of operations. The amount of insurance we carry is limited, and that insurance is subject to certain exclusions and may not be adequate.

We may be subject to government regulation.

Depending on the category of potential products, regulatory requirements vary widely. Our sports and nutrition products typically do not require prior approval of the U.S. Food and Drug Administration (the “FDA”) to market, but are subject to various regulations governing purity labeling and advertising. As we move to license our technology for OTC and other medicines, FDA approval requirements are more complex and the cost of complying therewith increases. Failure to comply with any regulatory requirements applicable to us could substantially harm our business.

The Company will likely face significant competition.

The market for the Company’s planned products and technology are highly competitive and we will compete with other companies who offer or plan to introduce alternative delivery systems for energy, medicines, vitamins and minerals.  Some of these competitors or potential competitors have greater experience, more extensive industry contacts and greater financial resources than the Company.  There can be no assurance that the Company can effectively compete.

We currently rely on certain key individuals and the loss of one of these key individuals could have an adverse effect on the Company.

Our success depends to a certain degree upon certain key members of our management.  These individuals are a significant factor in our growth and success.   In particular, the success of our Company is highly dependent upon the efforts of our executive officers. Although we have employment agreements with our executive officers, the loss of any of their services could have a material adverse effect on the success and development of our Company.  Additionally, we do not anticipate having key man insurance in place on the life of our executive officers in the foreseeable future.

The Company’s success will be dependent in part upon its ability to attract qualified personnel and consultants.

The Company’s success will be dependent in part upon its ability to attract qualified creative marketing, sales and product development teams.  The inability to do so on commercial reasonable terms may harm the Company’s proposed business.

Our Articles of Incorporation and Bylaws provide for indemnification of officers and directors at our expense and limit their liability which may result in a major cost to us and hurt the interests of our stockholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws provide for the indemnification of our executive officers and directors.  We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

The market for our common stock is limited.

Our common stock is traded in the over-the-counter market and is quoted on the OTCQB under the symbol “DROP.” Trading in stock quoted on the OTCQB is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects.  This volatility could depress the market price of our common stock for reasons unrelated to operating performance.  Moreover, the OTCQB is not a stock exchange, and trading of securities in the OTCQB is often more sporadic than the trading of securities listed on a quotation system like Nasdaq, or a stock exchange like NYSE/AMEX.  Accordingly, stockholders may have difficulty reselling any of their shares.

10

Our common stock is a penny stock.  Trading of our common stock may be restricted by the SEC’s penny stock regulations and FINRA’s sales practice requirements, which may limit a stockholder’s ability to buy and sell our common stock.

Our common stock is a penny stock.  The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions.  Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.”  The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account.  The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules.  Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.  We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

In addition to the “penny stock” rules promulgated by the SEC, FINRA (the Financial Industry Regulatory Authority) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers.  FINRA’s requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse.  Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to a promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by sales persons;

•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•	Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power.

Our Amended and Restated Articles of Incorporation allows us to issue shares of preferred stock without any vote or further action by our stockholders.  Our board of directors has the authority to fix and determine the relative rights, super-voting or other preferred voting rights, and preferences of preferred stock.  As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock.  We do not expect to pay cash dividends on our common stock at any time in the foreseeable future.  The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider.  Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

11

The “market overhang” from our outstanding options, warrants and convertible securities could adversely impact the market price of our common stock.

We have 107,242,642 shares of common stock issuable upon exercise of outstanding options and warrants and conversion of outstanding convertible securities, including, the Notes and the Warrants. Such “market overhang” could adversely impact the market price of our common stock as a result of the dilution which would result if such securities were converted into shares of common stock.

Antidilution and other provisions in the Notes, the February 2012 Warrants and the Placement Agent Warrants may also adversely affect our stock price or our ability to raise additional financing.

The Notes, the February 2012 Warrants and the Placement Agent Warrants contain antidilution provisions that provide for adjustment of the Note conversion price and the Warrant exercise price and the number of shares issuable under the Notes, the February 2012 Warrants and the Placement Agent Warrants, upon the occurrence of certain events. If we issue shares of our common stock, or securities convertible into our common stock, at prices below the conversion price or exercise price, as applicable, the conversion price of the Notes will be reduced and the exercise price of the February 2012 Warrants and Placement Agent will be reduced and the number of shares issuable thereunder will be increased. The amount of such adjustment if any, will be determined pursuant to a formula specified in the Notes and February 2012 Warrants and will depend on the number of shares issued and the offering price of the subsequent issuance of securities. Adjustments pursuant to these antidilution provisions may result in significant dilution to the interests of our existing stockholders and may adversely affect the market price of our common stock. The antidilution provisions may also limit our ability to obtain additional financing on terms favorable to us.

If Warrants are exercised on a cashless basis, we will not receive any cash proceeds from such exercise.

Moreover, we may not realize any cash proceeds from the exercise of the Warrants. A holder of a Warrant, other than the Series B Warrants, may opt for a cashless exercise of all or part of such warrant under certain circumstances. In a cashless exercise, the holder of the warrant would make no cash payment to us, and would receive a number of shares of our common stock having an aggregate value equal to the excess of the then-current market price of the shares of our common stock issuable upon exercise of the warrant over the exercise price of such warrant. Such an issuance of common stock would be immediately dilutive to the interests of other stockholders.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) as well as rule changes proposed and enacted by the SEC, the New York Stock Exchange/NYSE/AMEX and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance.  These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market.  Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with voluntary compliance, we have not yet adopted these measures.

We do not currently have independent audit or compensation committees.  As a result, directors have the ability, among other things, to determine their own level of compensation.  Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations as a result thereof.

We intend to comply with all corporate governance measures relating to director independence as and when required.  However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley.  The enactment of the Sarbanes-Oxley has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers.  The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

12

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling stockholders.  We may receive proceeds from the issuance of shares of our common stock upon the exercise of the Warrants, if exercised for cash. We intend to use any proceeds from exercise of the Warrants for working capital and other general corporate purposes.

We have agreed to bear the expenses (other than any underwriting discounts or commissions or agent’s commissions) in connection with the registration of the common stock being offered hereby by the selling stockholders.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are (i) those issued to selling stockholders who participated in the January 2012 Financing and issuable upon exercise of the January 2012 Warrants held by them, (ii) those issuable to the selling stockholders upon conversion of the Notes and exercise of the February 2012 Warrants and (iii) those issuable to the Placement Agent and its designees upon exercise of the Advisory Warrants and the Placement Agent Warrants. For additional information regarding the issuance of these securities, see “Recent Developments” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for participation of the selling stockholders in the Initial Financing, the January 2012 Financing or the February 2012 Financing, as the case may be, and the Placement Agent being party to an August 2011 investment agreement with the Company and serving as placement agent for the February 2012 Financing, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, and the rules and regulations thereunder) of the shares of common stock held by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by the selling stockholders, based on their respective ownership of shares of common stock, Notes and Warrants, as of February 21, 2012, assuming conversion of the Notes and exercise of the Warrants held by each such selling stockholder on that date but taking account of any limitations on conversion or exercise set forth therein. The third column lists the shares of common stock being offered by this prospectus by the selling stockholders and does not take in account any limitations on (i) conversion of the Notes set forth therein or (ii) exercise of the Warrants set forth therein.

In accordance with the terms of a registration rights agreement with the Investors, this prospectus generally covers the resale of the sum of (i) 110% of the maximum number of shares of common stock issuable upon conversion of the Notes, (ii) 110% of the maximum number of other shares of common stock issuable pursuant to the Notes and (iii) the maximum number of shares of common stock issuable upon exercise of the February 2012 Warrants, in each case, determined as if the outstanding Notes and February 2012 Warrants were converted or exercised (as the case may be) in full (without regard to any limitations on conversion or exercise contained therein) as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. Because the conversion price of the Notes and the exercise price of the February 2012 Warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the Notes and the February 2012 Warrants, a selling stockholder may not convert the Notes or exercise the February 2012 Warrants to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 4.99% with respect to most of the Investors and 9.99% in the case of Iroquois Master Fund Ltd. and Hudson Bay Master Fund Ltd., the other Investors (as indicated in the footnotes to the table) of the outstanding shares of the Company. The number of shares in the second column reflects these limitations. These restrictions do not apply to investors in the January 2012 Financing or the Placement Agent. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

13

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock of Owned After Offering
	Number	Percent	Number	Number	Percent
Capital Ventures International (1) (2)	6,500,000	4.96%	23,047,624	0	0
David E. Graber (2)	6,500,000	4.96%	7,682,542	0	0
Daniel M. Foley (2)	2,226,193	1.91%	2,304,765	0	0
Adam C. Lipson (2)	1,484,129	1.27%	1,536,510	0	0
Christopher J. Hubman (2)	1,484,129	1.27%	1,536,510	0	0
Eversoul Capital LLC (2)	2,643,142	2.26%	2,736,430	0	0
Slow Train Holdings, LLC (2)	1,757,148	1.51%	1,819,168	0	0
Iroquois Master Fund Ltd. (2) (5)	12,559,880	9.94%	23,047,624	6,559,880	5.71%
Hudson Bay Master Fund Ltd.(2)(6)	10,220,834	8.21%	10,770,834	0	0
Empery Asset Master, Ltd. (2)(7)	6,500,000	4.96%	7,682,542	0	0
Hartz Capital Investments, LLC (2)(8)	6,500,000	4.96%	7,682,542	0	0
Evolution Capital, LLC (2)	2,110,846	1.81%	2,185,348	0	0
National Securities Corporation (3)	2,584,954	2.27%	2,584,954	0	0
Steven Freifeld (3)	2,340,982	2.01%	2,340,982	0	0
Vince Calicchia (3)	677,633	*	677,633	0	0
Richard Milman and Stacey Milman, JT Ten (4)	849,999	*	834,332	16,667	*
Patrick Mitchell (4)	333,332	*	333,332	0	0
Jonathan Manela (4)	3,000,000	2.56%	3,000,000	0	0
Sandra Lee Tipton Horning (4)	2,000,001	1.73%	1,333,334	666,667	*
Steven Rosenbleuth (4) (9)	2,083,333	1.80%	1,666,666	416,667	*

*	Less than 1%.

(1)	Heights Capital Management, Inc., the authorized agent of Capital Ventures International (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI is affiliated with one or more registered broker-dealers. CVI purchased the shares being registered hereunder in the ordinary course of business and at the time of purchase, had no agreements or understandings, directly or indirectly, with any other person to distribute such shares.

14

(2)	Includes shares of common stock which may be issued upon conversion of the Notes or otherwise pursuant to the terms of the Notes and/or upon exercise of the February 2012 Warrants issued in conjunction with the Notes (such aggregate amount of shares calculated by the Company as of the date of this registration statement based on 110% of the sum of (i) the maximum number of shares of common stock initially issuable upon conversion of the Notes, (ii) the maximum number of other shares of common stock initially issuable pursuant to the Notes and (iii) the maximum number of shares of common stock initially issuable upon exercise of the February 2012 Warrants). For purposes of the calculation of the maximum number of shares of common stock initially issuable upon conversion of the Notes and exercise of the February 2012 Warrants, the Company has assumed such additional adjustments will result in adjusted conversion and exercise prices of $0.12 per share, which represents the lowest conversion and exercise price adjustment permitted pursuant to such additional adjustment provisions. The Company further has assumed for purposes of calculating the maximum number of other shares of common stock initially issuable pursuant to the Notes that the closing price of each trading day used in determining such number of other shares of common stock in accordance with the terms of the Notes will equal $0.21 which is the lowest price for calculation of interest shares.

(3)	Represents shares of common stock issuable upon exercise of the Advisory Warrants and the Placement Agent Warrants, assuming in the case of the Placement Agent Warrants, an adjusted exercise price of $0.12 per share, which is the lowest exercise price permitted pursuant to the adjustment provisions of the Placement Warrants.

(4)	Includes shares of common stock held by the selling stockholders and issuable upon exercise of the January 2012 Warrants.

(5)	Includes 518,208 shares of common stock held by the selling stockholder and 6,041,672 shares of common stock issuable pursuant to an Initial Warrant held by Iroquois Master Fund, Ltd. (“IMF”). Iroquois Capital Management L.L.C. (“Iroquois Capital”) is the investment manager of IMF. Consequently, Iroquois Capital has voting control and investment discretion over securities held by IMF. As managing members of Iroquois Capital, Joshua Silverman and Richard Abbe make voting and investment decisions on behalf of Iroquois Capital as investment manager to IMF. As a result of the foregoing, Mr. Silverman and Mr. Abbe may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by IMF. Notwithstanding the foregoing, Mr. Silverman and Mr. Abbe disclaim such beneficial ownership.

(6)	Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP, LLC, which is the general partner of Hudson Bay Capital Management LP, Sander Gerber disclaims beneficial ownership over these securities.

(7)	Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. Mr. Hoe and Mr. Lane disclaim any beneficial ownership of these shares.

(8)	Empery Asset Management LP, the authorized agent of Hartz Capital Investments, LLC (“HCI”), has discretionary authority to vote and dispose of the shares held by HCI and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by HCI. Mr. Hoe and Mr. Lane disclaim any beneficial ownership of these shares.

(9)	Includes 416,667 shares of common stock issuable pursuant to an Initial Warrant held b y the selling stockholder.

15

PLAN OF DISTRIBUTION

We are registering the shares of common stock held by selling stockholders or issuable upon conversion of the Notes and exercise of the Warrants to permit the resale of these shares of common stock by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock, although we may receive proceeds from any Warrants received, if exercised for cash. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales made after the date the Registration Statement is declared effective by the SEC;

•	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

16

The selling stockholders may pledge or grant a security interest in some or all of the notes, warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act of 1933 and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock, may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $[     ] in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act of 1933 in accordance with the registration rights agreements or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act of 1933 that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

17

BUSINESS

Overview

Fuse is a life sciences company which has developed and maintains the rights to sublingual and transdermal delivery systems for the efficient delivery to humans of energy, medicines, vitamins and minerals.  We believe that these technologies will provide a wide array of solutions to common problems encountered with internal consumption. The strength of our proprietary technology is based on our advancement in molecular encapsulation which we believe opens new windows of formulation capabilities with our delivery systems. We plan to commercialize our proprietary technology through a dual strategy:

•	The commercialization of select sports nutrition and performance products which showcase the efficacy and ease of use of the products to consumers leveraging the voice of and endorsement partnerships with prominent athletes to drive brand and product awareness; and

•	Targeted licensing of the proprietary technology into targeted major OTC and pharmaceutical product categories in which we house our delivery system can offer superior product efficacy and efficiency of consumption.

The Company is in the initial launch phase of its sports nutrition and performance products, beginning with the commercial online launch on December 30, 2011 of EnerJel™, a transdermal product designed to address muscle fatigue and soreness, before, during and after physical activity.  Simultaneously, the Company is focusing on commercializing additional products in the sports nutrition category as well as undertaking its OTCQB and pharmaceutical licensing efforts beginning with analgesic, hypoglycemic, and hyperglycemic platforms.  We believe that this will provide a foundation for our long-term strategy to deliver significant shareholder value.

We are in the development stage and only began to generate limited revenues in January 2012, following our only launch of EnerJel™ on December 30, 2011.  We will require between $9,000,000 and $10,000,000 in capital over the next eighteen (18) months (in addition to that generated by the January 2012 Financing and the February 2012 Financing) to commercialize our planned products, license our technology and otherwise fully implement our business plan.  We have received no commitments to provide any such capital. If such capital is not available when needed on commercially reasonable terms or otherwise, we may have to scale down or delay implementation of our business plan in whole or in part and curtail our business activities, which would seriously harm the Company and its prospects.

Our  Technology

 Delivery mechanisms for the bioactive agents of pharmaceutical and nutraceutical compounds (“bioactives”) lie within a constantly expanding field of research. As research and technology advance, so do the avenues of health and nutrition. In this field, it is a known fact that the bioavailability of any bioactive administered to the body drastically decreases when delivered through the gastrointestinal (“GI”) tract. Through the GI tract, the amount of bioactive actually utilized is neither cost nor time efficient.

 Fuse Science is developing formulations and devices which are compatible with alternative delivery systems for energy, medicines, vitamins and minerals, among other bioactives. These alternative systems include, but are not limited to, sublingual, transdermal and buccal drug delivery methods. In most cases, bypassing the GI tract and going straight to the blood stream is a more efficient way to deliver bioactives. Administering bioactives through sublingual and buccal regions does just that.  Fuse Science has developed and continues to advance, in concert with its scientific team, sublingual, transdermal delivery systems for bioactives that can effectively encapsulate and charge many varying molecules in order to produce complete product formulations which can bypass the GI tract and enter the blood stream directly.   The delivery technology is comprised of proprietary encapsulation vesicles and ion exchange permeation enhancers.  This technology utilizes a gradient across the mucosa membrane to help deliver the bioactive more efficiently through the mucosa.

 Additionally, Fuse Science is in the process of designing and developing small hand held devices, in collaboration with our scientific team. These devices can conveniently deposit bioactives to the sublingual and buccal regions in the mouth and are very compatible with oral physiology, analogous to the common toothbrush. Our work further extends into transdermal applications with similar convenience and design principles. These devices are metered to deliver the needed dose of a given bioactive as applicable. By utilizing the skin’s innate bioelectric signaling system coupled with our iontopheritic delivery vehicle, we expect to be able to deliver bioactives efficaciously through both the dermal and buccal mucosal.

18

Present and Planned Products

 We believe that through use of our delivery systems and devices, ant-inflammatory medication, analgesics and antihistamines will be able to be administered with higher bioavailability. Vitamins, minerals and caffeine will be able to be delivered with more convenience and faster absorption. We anticipate all types of pharmaceutical and nutraceutical drug bioactives will be able to be delivered through the technology used in our delivery systems, which we believe will lead to greater efficiency in cost, time, product efficacy and user compliance.

Current Products in Launch or Commercialization Phase

 Launch Phase

On December 30, 2011 we launched EnerJel™, a transdermal product designed to address active muscle fatigue. The product contains a natural anti-inflammatory and energy source which is applied directly to the problem area.

 Commercialization Phase

 In the first half of 2012 we intend to launch our sublingual drop technology beginning with HydroFuse™ and PowerFuse™ Drops shortly followed by our NutriFuse™ Drops. HydroFuse™ will provide sublingual electrolyte delivery for athletes which we believe will facilitate less cramping and stronger performance throughout activity due to reduced depletion of electrolyte in the system. PowerFuse™ will provide all natural sublingual energy for athletes which we believe to be faster acting and maintain longer results with half the caffeine and no harmful chemicals such a commonly used taurine. NutriFuse™ is anticipated to provide improved nutrition absorption and antioxidants for athletes prior to and post activity.

 Product Pipeline

 In support of our planned licensing efforts, there are a series of potential product formulations in various categories that are being contemplated or are in development through defined project platforms. It is anticipated that these formulations will be licensed to industry leaders in the respective category in the event we are successful in the development phase. Targeted categories include but are not limited to:

•	Analgesics

•	Allergy Medications

•	OTC Cough and Cold

•	Pharmaceutical grade male enhancement products (Viagra and Cialis)

•	Sleep Aids

•	Appetite suppressants

•	Broad offering of vitamins and complex nutraceuticals

•	Hypoglycemic solution (Glucagon)

•	Hyperglycemic solution (Insulin)

 Manufacturing

 Fuse uses a third party contract manufacturer for its products. Manufacturing is conducted in an FDA inspected facility in California which meets cGMP and GLP standards. The manufacturing facility operates with pharmaceutical grade equipment and processes as a standard operating practice, which will allow it to manufacture pharmaceutical grade applications of our technology.  Trade Secrets are maintained within this facility and current capacity will meet the needs of the business in the foreseeable future with adequate space for expansion.

19

Marketing and Sales

 The launch of our sports nutrition and performance products began with the online launch of EnerJel™ on December 30, 2011. During 2012, we plan to expand distribution of EnerJel ™ and introduce additional products in our sports nutrition and performance line, into targeted distribution channels which we believe create a strategic advantage for our planned production line. Target retailers for these products include drugstores, health food stores, grocery stores and mass merchants. We plan to develop an internal sales force to direct sales to targeted retailers, either directly or through third party distributors and wholesaler. This part of our strategy is in the early stages of development. We may also seek to enter strategic partnerships which open specific channels for our products at an accelerated pace.

 Target consumers for our sports nutrition and performance products are active males and females who exercise frequently. It is our intent to further leverage social media, database marketing and grass roots relationship building with our target consumers to drive greater return on marketing dollars spent.  The key to this are the endorsement partnerships with prominent athletes which we have and continue to enter into.  We focus on athletes with a substantial social media presence, basically 15,000 followers or more.

In February 2012, we hired a Vice President of Marketing and Clinical Research and a second employee with significant marketing experience with celebrity endorsers, social media management and “grass roots” marketing to enhance our marketing and sales efforts.

Endorsement Partnerships

Our endorsement partnerships represent a cornerstone for the Company’s efforts to build brand and product identity and awareness more rapidly than traditionally realized from basic advertising and promotion. This is facilitated by leveraging the social media consumer following of each sports figure to reach our target consumer base. It is believed that this will allow for more targeted marketing messages to be delivered in real time, with increased quality and relevance to our target consumers. We have entered into endorsement partnerships with the following sports figures:

•	Tiger Woods: World Leader in Golf

•	David “Big Papi” Ortiz: Boston Red Sox

•	Arian Foster: Houston Texans

•	Ronde Barber: Tampa Bay Buccaneers

•	Alric Arnett: Detroit Lions

•	Antonio Brown: Pittsburgh Steelers

•	Brad Maynard: Cleveland Browns

•	Derek Sherrod: Green Bay Packers

•	Glover Quin: Houston Texans

•	Jimmy Smith: Baltimore Ravens

•	Jon Condo: Oakland Raiders

•	Mike Neal: Green Bay Packers

•	Moise Fokou: Philadelphia Eagles

•	Nolan Carroll: Miami Dolphins

•	Paul Soliai: Miami Dolphins

•	Sean Smith: Miami Dolphins

•	Torrey Smith: Baltimore Ravens

•	Tyron Smith: Dallas Cowboys

Under these agreements, our partner athletes license us to use their name and image in connection with the promotion of our products.  They also undertake to make ongoing social media promotion of our products (e.g. Twitter, Facebook), as well as endorsements in more traditional media forums such as television and radio. In certain circumstances, our brand may be promoted on athletic gear they use.

20

Intellectual Property

Our proprietary technology is comprised of a combination of filed, and to-be-filed provisional and pending patent applications as well as trade secrets which enables the ability of the complete technology through each modality. The pending patent applications are either wholly owned by Fuse or licensed by Fuse through an exclusive 30 year worldwide license agreement with the developer of this technology. Our trade secrets are further protected via internal corporate procedures conducive to rigid protection of our intellectual property in total. It is our diligent corporate practice to facilitate the ongoing advancement and defense of all intellectual property that support the going efforts of the company.

 Research and Development

We currently contract with the developer of our technology to provide product development and other research and development services. Our scientific team is enhanced by various members of our board of directors and advisory board. In February 2012, we hired a Vice President of Marketing and Clinical Research to start developing an in-house research and development team and to coordinate our external efforts.

 Competition

 For the past three decades, transdermal and sublingual delivery systems have taken on an ever-expanding role in the delivery of medicines. This has been fueled by the technology’s numerous advantages over other routes of administration, including improved efficacy, fewer side effects and better patient compliance. Accordingly, we face existing and potential competition with respect to our planned product categories. Many of our current or potential competitors have longer operating histories and far greater financial and technical resources.  Accordingly, there can be no assurance that we will be able to successfully compete.

 Government Regulation

 Fuse Science maintains a strict policy of adherence to all government regulatory requirements to which our products are subject. Depending on the category of potential products, regulatory requirements vary widely. Our sports nutrition and performance products typically do not require prior approval of the FDA to market, but are subject to various regulations governing purity, labeling and advertising.  As we move to apply our technology to OTC and other medicines, FDA approval requirements are more complex and the cost of compliance therewith increases.  We anticipate that regulatory compliance for these product categories will be undertaken and the cost thereof borne by our planned licensees.

 Employees

The Company employees are currently limited to its executive officers and an additional marketing person hired in February 2012. We use non-employee consultants to assist us in formulating research and development strategy, in preparing regulatory submissions, in developing protocols for clinical trials, and in designing, equipping and staffing our manufacturing facilities. We also use non-employee consultants to assist us in business development. These consultants and advisors usually have the right to terminate their relationship with us on short notice. As the Company expands its operations, it will be required to hire technical, marketing and sales and administrative personnel on a full time basis.

Properties

We currently lease approximately 3,000 square feet of office and warehouse space in Miami Lakes, Florida. The space is occupied pursuant to a two (2) year lease with a non-affiliated party expiring in January, 2014, at a monthly rental of $1,950, including taxes.

Legal Proceedings

We are not currently subject to any legal proceedings, nor, to our knowledge, is any legal proceeding threatened against us.

21

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently traded in the over-the-counter market, and is quoted on the OTCQB under the symbol “DROP.PK.” Prior to November 3, 2011, our common stock traded under the symbol “DEGH.PK.”

The market high and low prices during each quarter for the last two years are as follows:

QUARTER ENDED	HIGH $	LOW $
December 31, 2009	.02	.00
March 31, 2010	.01	.00
June 30, 2010	.02	.00
September 30, 2010	.01	.00

December 31, 2010	.01	.01
March 31, 2011	.04	.01
June 30, 2011	.14	.03
September 30, 2011	.67	.15
December 31, 2011	.20	.98
March 31, 2012 through February 23, 2012	.32	.57

On February 23, 2012 the high, low and closing prices for our common stock were $0.345, $0.305 and $0.325, respectively.

OTCQB quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and; (vi) contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) a monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

22

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules.  Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Outstanding Shares and Holders of Our Common Stock

As of February 21, 2012, we have 114,278,701 shares of common stock issued and outstanding and 82 holders of record.

Rule 144 Shares

Rule 144 provides that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six months (if the issuer is a reporting company) or 12 months (if the issuer is a non-reporting company, as is the case herein), may, under certain conditions, sell all or any of his shares without volume limitation.  Affiliates, however, may not sell shares in excess of 1% of the Company’s outstanding common stock in any three month period.  There is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for the three months prior to sale) after the restricted securities have been held by the owner for the aforementioned prescribed period of time.

However, Rule 144 is unavailable for the resale of restricted securities initially issued by a blank-check or shell company, both before and after a business combination, despite technical compliance with the requirements of Rule 144.  As we were a blank check company prior to 1996, such restricted securities can be resold only through a registered offering or pursuant to another exemption from registration.  Notwithstanding the foregoing, a person who beneficially owns restricted securities of a company which:

(a)           has ceased to qualify as a blank-check or shell company;

(b)           is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934;

(c)           has filed all reports and other materials required to be filed by Section 13 or 15(d), as applicable, during the preceding 12 months (or such shorter period that the company was required to file such reports and materials); and

(d)           has filed certain information with the SEC, (in our case, this registration statement) reflecting that it is no longer a blank-check or shell company;

may, after one year has elapsed from the effective date of this registration statement, within any three-month period resell a number of such restricted securities that does not, with respect to the ordinary shares, exceed the volume limitations set forth above.

Dividends on Common Stock

We have not previously declared a cash dividend on our common stock and we do not anticipate the payment of dividends in the near future.

23

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Results of Operations

Three Months Ended December 31, 2011 as Compared to Three Months Ended December 31, 2010

Revenues – We had no revenue during the three month period ended December 31, 2010 or 2011

Noncash compensation increased from $3,000 in 2010 to $468,622 in 2011, primarily due to the employment contracts discussed in Note 7 to the condensed consolidated financial statements, major endorsement contracts undertaken with brand athletes to promote the Company’s brand as well as consulting contracts with key professionals advising the Company on marketing, branding, manufacturing, legal and financial matters necessary in the development of the Company’s product positioning, manufacture and launch.

Other general and administrative expense increased from $17,163 in the three months ended December 31, 2010 to $339,308 in the three months ended December 31, 2011. This increase is primarily a result of the increased level of marketing and promotional expenses associated with pre-launch product activities and sample expenses as well as travel related expenses and professional services, including legal and accounting involved with increased investor relations activities and reporting as well as expenses associated with the Company’s fund raising activities and expenses related to other early stage development activities of the business.

Other income (expense) for the three months ended December 31, 2011 and 2010 was as follows:

	2011	2010

Realized gain on sale of investments	$-	$6,843
Beneficial conversion feature of convertible notes payable	(219,676)
Interest expense	(39,712)	(3,923)
	$(259,388)	$(1,575)

The increase in interest expense of $35,789 in the three months ended December 31, 2011 is primarily due to accrued interest charges on the Company’s issuance of three 8% Senior Convertible Promissory Notes, issued during the period. The increase in expense in the beneficial conversion feature relates to value placed on the 8% Senior Convertible Promissory Notes using the Black-Scholes valuation model.

Other comprehensive income amounted increased to $12,830 for the three months ended December 31, 2011 from $6,390 in the same period in 2010. This difference is due to the temporary changes in the value of the Company's investment in Efftec and NAEY.

The Company has not established sources of revenue sufficient to fund the development of business, projected operating expenses and commitments for the next twelve months. The Company had a loss of $1,067,919 for the three months ended December 31, 2011, and had a unrealized gain of $12,830 on available-for-sale securities for a total comprehensive loss of $1,055,089. All of the Company’s expenses have been reduced to reflect its limited resources until additional capital can be obtained through its capital financing efforts.

Year Ended September 30, 2011 as Compared to Year Ended September 30, 2010

Revenues

We had management income from an affiliate of $8,800 in 2010 and none in 2011.  At September 30, 2011 and 2010, we were not actively managing any companies.

Non-Cash Compensation

Noncash compensation amounted to $647,040 in 2011 with none in 2010.  The Company has issued common stock, warrants and common stock options to directors, consultants and for endorsement agreements to reduce the amount of cash required for start-up operations.

General And Administrative Expenses

General and administrative expense amounted to $967,267 in 2011 and $47,003 in 2010.  Administrative costs have risen substantially since the Company began development and marketing of its products and consist of the following.

24

	2011	2010
Consulting fees	$460,055	$12,000
Legal and other professional fees	386,391	26,533
Endorsement fees	4,167	-
Travel expenses	42,865	-
Marketing expenses	26,994	-
Other general and administrative expense	46,795	8,470
	$967,267	$47,003

The principal increases in consulting and legal and other professional fees are a result of the Company’s ongoing development of its products, intellectual property, and corporate infrastructure & guidance as it moves into the commercialization phase of its strategy.  These costs emerged primarily in the second half of the year, post the completion of the exchange agreement for Fuse Science, and are an indication that costs will continue to grow.

Other Income (Expense)

Other income (expense) consists of the following:

	2011	2010
Interest and other income	$33	$4,909
Interest expense	(35,924)	(6,378)
Beneficial conversion feature of convertible notes payable	(372,311)	-
Realized gain (loss)	2,348	6,600
Other than temporary decline in available-for- sale securities	-	(47,280)
	$(405,852)	$(42,149)

Interest expense is primarily from new convertible notes payable issued during 2011.

The convertible notes payable had a beneficial conversion feature which amounted to $372,311 in 2011.  The full amount was expensed since the notes were immediately convertible.

The Company realized an other than temporary decline in available-for-sale securities in 2010 for its investment in Efftec International, Inc. common stock and North American Energy Resources, Inc. common stock.

Other Comprehensive Income (Loss)

The Company had an unrealized gain from its available-for-sale securities of $3,043 in 2011 and an unrealized loss of $31,538 in 2010, resulting in a comprehensive loss of $2,017,118 and $111,886 in 2011 and 2010, respectively.

 Liquidity And Capital Resources

Historical information

At December 31, 2011, we had a cash balance of $155,499 and current liabilities of $1,326,097.  We have issued convertible notes payable in the face amount of $1,200,000 to continue operations.  There is an unamortized discount of $386,191 on the convertible notes payable.

Evaluation of the amounts and certainty of cash flows

The Company on a going basis evaluates all relevant financial options to effectively fund the business plan requirements, which provides for product development, clinical research, manufacturing, licensing, and product commercialization including marketing and sales.

25

Cash requirements and capital expenditures

As of December 31, 2011, our current cash position will not be sufficient to meet our working capital needs for the next twelve months based on our planned activities. As such, we will require substantial additional funding to support our working capital requirements to facilitate our stated business strategy. It is anticipated that capital requirements will be partially offset by revenue produced from the commercialization of the Company’s planned initial products and pursuant to expected technology licensing over the next 12 months.

Management estimates that it will need between $9,000,000 and $10,000,000 in capital over the next eighteen (18) months (in addition to the $3,565,000 in gross proceeds that generated by the January 2012 Financing and the February 2012 Financing) to commercialize our planned products, license our technology and otherwise fully implement our business plan.  We have no commitments to raise any such capital. If such capital is not available when needed on commercially reasonable terms or otherwise, we may have to scale down or delay implementation of our business plan in whole or in part and curtail its business activities, which would seriously harm the Company and its prospects.

Discussion and analysis of known trends and uncertainties

The Company is in process of bringing a new product to market.  It is unknown whether the product will be successful, or if successful if the Company can continue to raise funds to support the substantial capital requirements of a new business. Negative developments in general economic conditions could interfere with our ability to raise additional equity based capital as needed, or adversely affect the terms upon which such capital is available.   Our inability to obtain required funding will have a material adverse effect on our research and development programs and impede our commercialization efforts.

Expected changes in the mix and relative cost of capital resources

The Company is currently using convertible notes payable with detachable warrants to obtain funding for the start-up phase of its business.  In the event the Company is able to develop a successful product, it should be able to take advantage of more cost effective methods to raise funds to continue development of new products and complete its business plan.

 Balance sheet, income or cash flow items that should be considered in assessing liquidity

At December 31, 2011, our liquidity is principally a function of our cash balance, our accounts payable and our convertible notes payable.  These will continue to be critical in the future as we continue to finance our business with accounts payable and convertible notes payable.

Recent Accounting Pronouncements

New Accounting Standards

There are several new accounting pronouncements issued by the Financial Accounting Standards Board which are not yet effective.  Each of these pronouncements, as applicable, has been or will be adopted by the Company.  Management does not believe any of these accounting pronouncements has had or will have a material impact on the Company’s financial position or operating results.  See Note 2.

Critical Accounting Policies

 The SEC issued “Cautionary Advice Regarding Disclosure about Critical Accounting Policies”, suggesting companies provide additional disclosure and commentary on their most critical accounting policies.  The SEC defined the most critical accounting policies as the ones that are most important to the portrayal of a company’s financial condition and operating results, and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain.  Based on this definition our most critical accounting policies are in process of evolving while we move from the development stage to the operational stage of our business cycle.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

26

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers and their respective ages and titles are as follows:

Name	Age	Position

Brian Tuffin	46	Chief Executive Officer, Acting Chief Financial Officer and Director

Rubin Hanan	44	President and Chief Operating Officer

Aitan Zacharin	27	Chief Marketing Officer, Chief Information Officer and Director

Adam Adler	28	Chief Business Development Officer and Director

Jeanne Hebert	44	Vice President of Marketing and Clinical Research

Richard Hutchings, Ph.D.	55	Director

David Berkoff, M.D.	41	Director

Set forth below is a description of the background and business experience of each of our directors and executive officers.

Brian Tuffin became a director, President and Chief Operating Officer of the Company on April 14, 2011 and became the Chief Executive Officer and Acting Chief Financial Officer of the Company on November 28, 2011.  Mr. Tuffin began his career at Procter & Gamble in 1988 and advanced through several sales and marketing positions as he elevated through the consumer product giant, then PepsiCo, Draft and SC Johnson over the next 20 years.  Mr. Tuffin spent two years working around the world helping build global capabilities for SC Johnson prior to serving as President of the Canadian company for SC Johnson from March 2000 to December 2004, where he led corporate performance for four of his five years.  In December 2004, Mr. Tuffin partnered with the Clairvest Group to acquire ObusForme for which he served as the Chief Executive Officer until 2008.  Since then, Mr. Tuffin has been an investor in and board member of various medical consumer products companies.

Mr. Tuffin has substantial industry and management experience, having served in senior management positions for the last 23 years.  He has experience in medical and consumer product fields and is uniquely qualified to bring strategic insight, experience and in-depth knowledge to the board.  Mr. Tuffin has a dual Bachelor of Science degree from The Ohio State University.

Rubin Hanan became our President and Chief Executive Officer on November 28, 2011.  Since January 2009, Mr. Hanan has been President of Executive Leadership Intelligence, Inc. (“ELI”), a consulting firm he founded which focuses on retail brand and product development.  From 2006 to 2009, Mr. Hanan served as President and Chief Executive Officer of the Champs Sports division of Foot Locker, Inc., one of the largest retailers of athletic products in the world, where he was responsible for setting overall strategy and managing an organization with 9,000 employees.  From 2005 to 2006, Mr. Hanan served as Chief Executive Officer of Foot Locker Canada and from 2003 to 2005, he served as Senior Vice President of Retail Brand Marketing for parent company Foot Locker, Inc., where he was responsible for the marketing strategy of the Foot Locker, Lady Foot Locker, Kids Foot Locker, Footaction and Champs Sports divisions.  From 2000 to 2003, Mr. Hanan served as Vice President of Marketing of Champs Sports, where he was tasked with refocusing and reinvigorating the division’s marketing strategy.  Mr. Hanan holds bachelor’s degrees in marketing and management from the University of Alabama.  His marketing experience makes him a valuable addition to management.

Aitan Zacharin became Chief Marketing Officer, Chief Information Officer and a director of the Company on March 25, 2011. From 2004 through 2011, Mr. Zacharin served as Chief Executive Officer and President of Affilico, a performance-based marketing and customer-acquisition firm, where he was responsible for the development and viral expansion of the company’s local digital marketing platform. In 2008 he founded Qualents, a provider of on-demand recruiting intel for the global staffing industry. He developed an intelligent recruiting platform to support top-tier staffing business in targeting passive candidates. The platform was developed to save hundreds of recruiting firms significant amounts of time and money in sourcing qualified candidates. Mr. Zacharin holds dual bachelor’s degrees from the University of South Florida in Tampa. Mr. Zacharin’s experience brings added marketing and technical expertise to the board of directors.

27

Adam Adler became Chief Executive Officer, Acting Chief Financial Officer and a director of the Company on April 14, 2011.  On November 28, 2011, he stepped down from the positions of Chief Executive Officer and Acting Chief Financial Officer and subsequently assumed the position of Chief Business Development Officer, while continuing to serve as director.  From 2007 until joining the Company, Mr. Adler acted in various consulting capacities.  In 2005, Mr. Adler co-founded the Ultimate Social Network, Inc., a social networking and modeling contact website, and served as its CEO until is sale in 2007.  The social networking and modeling contest website worked with many Fortune 500 companies, of which Mr. Adler built and maintained close relationships with and which experience makes Mr. Adler a valuable member of our board.  Mr. Adler holds dual bachelor’s degrees from the University of South Carolina in Columbia, South Carolina.

Jeanne Hebert joined the Company full time as its Vice President of Marketing and Clinical Research in February 2012 after serving on our advisory board since April 2011. Ms. Hebert brings more than 20 years sales, marketing and research experience in the pharmaceutical and medical device industries, having worked for leading global manufacturers Bristol-Myers Squibb, Bayer Pharmaceutical, Merck & Co. and Integral Orthopedics, Inc.

During her tenure at Merck, from November 1999 to May 2005, she provided direction on science-based content to support Merck's strategic objectives in the Respiratory and Ophthalmology franchises.  As a member of their scientific advisory board, she created the scientific platform for the Respiratory Health Science organization.  In addition to crafting compelling sales messages from the supporting science, her role involved identifying and engaging thought leaders (leading researchers and academics), in peer-level, scientific discussions to convert them into advocates for Merck's products.

From May 2005 to June 2008, Ms. Hebert worked for and was vice president of marketing and member of the senior executive team of Integral Orthopedics.  In this capacity, she advanced product innovation through development and commercialization phases, including work with suppliers on product design and advanced medical prototyping.  Ms. Hebert led aggressive corporate intellectual property protection via case management, better designs and web protection strategies to strengthen the company's defenses against competition.  In her executive capacity, she also designed and initiated Integral Orthopedics' internal and external clinical studies and provided oversight on testing of new products in the company's internal research facility, leading to favorable outcomes and the launch of several new products. From June 2008 to June 2010, she was Vice President of Marketing for DBI Inc., a medical product innovation company focused in the field of podiatry and from June 2010 to February 2012, Ms. Hebert has worked as a technical analyst and consultant for Boeing.

Ms. Hebert holds a B.S. degree in biology from Washington State University.

Richard S. Hutchings, Ph.D., who joined our board of directors on June 2, 2011, began his professional career in 1983 with Drackett Company, where he served as director of such products as Windex™, Endust™, Vanish™, and Renuzit™.  Under his leadership, Drackett secured patents for sodium chlorite-based odor elimination, oxidation chemistry, and the invention of the Vanish™ Drop-ins automatic toilet bowl cleaner.  When SC Johnson acquired Drackett in 1992, Dr. Hutchings remained with the company and advanced through a series of senior roles including service on the acquisition team for Dow Brands and subsequently as global head of research, development and engineering for the launch of both the Glade™ Liquid Electric Air Freshener and Oust™ Odor Eliminator, before becoming SC Johnson’s global Chief Technical Officer in October 2004.  Dr. Hutchings retired from SC Johnson in January 2008.

Dr. Hutchings holds a bachelor’s degree in chemistry and physics from Mercer University and a Ph.D. in physical chemistry from the University of Tennessee, Knoxville, where his thesis work focused on solution thermodynamics.  We believe that his scientific and technical experience brings a significant addition to our Board of Directors.

David J. Berkoff M.D. who joined our board of directors on June 22, 2011, is a practicing physician in the fields of emergency medicine and sports medicine.  From 2007 to 2011, he practiced at Duke University Medical Center and also served as an Associate Professor at Duke University Medical School in the areas of Emergency Medicine and Sports Medicine, as well as a team physician to many of Duke University’s sports teams.  In July 2011, Dr. Berkoff joined the Department of Orthopedics at the University of North Carolina, Chapel Hill School of Medicine.

Dr. Berkoff received his undergraduate degree from the University of Michigan and completed his medical training at the Albert Einstein College of Medicine at Yeshiva University in New York City.  We believe Dr. Berkoff’s extensive experience and research with top athletes and endurance sports make him ideally suited to help guide our Company’s ongoing product development and commercial product efforts.

There are no family relationships among our directors and executive officers.

28

Terms of Directors and Executive Officers

Effective with the filing with the Secretary of State of Nevada of our Amended and Restated Articles of Incorporation on December 27, 2011, our board of directors has been divided into three classes, Class I, Class II and Class II.  Class I, Class II and Class III directors will initially be elected at the Company’s next annual meeting of shareholders for terms of one year, two years and three years, respectively.  Class I directors elected at the next annual meeting will hold office for one year; Class II directors will hold office for two years; and Class III directors will hold office for three years; and, in each case, until their successors are duly elected and qualified or until their earlier death, resignation or removal.  At each annual meeting of shareholders, directors elected to succeed those in the class whose terms then expire will be elected for three-year terms so that the terms of one class of directors will expire each year.  Thus, our shareholders will elect only approximately one-third of the directors at each annual meeting.  In addition, the board of directors may fill any vacancies which occur for the remainder of the term of the director who ceases to be a director.  We have not yet designated which directors will be in each class.

Our executive officers are elected by our board of directors and serve at the discretion of the board.

 Board Committees

Our board of directors does not currently have an audit committee, a compensation committee, or a corporate governance committee.  The board of directors performs these functions as a whole.  We plan to appoint additional independent directors and establish such committees in the near future.

Code of Ethics

We have adopted a code of ethics that applies to all of our executive officers, directors and employees.  The code of ethics codifies the business and ethical principals that govern all aspects of our business.  This document will be made available in print, free of charge, to any shareholder requesting a copy in writing from our Secretary at our executive offices in Aventura, Florida.  A copy of our code of ethics is also available on our website at www.fusescience.com.

Advisory Board

The Company has also established an advisory board, whose members meet periodically in person or by telephone with management and/or the board of directors to advise on scientific, product development and marketing matters.  The current members of the advisory board are:

James T. Frederick, Ph.D. is currently Head of Human Resources, Latin America for medical giant, Covidien.  Dr. Frederick is a proven global human resource executive who has built businesses with superior talent throughout the world over the past twenty-five years.  Dr. Frederick has firsthand human resources experience in more than 50 countries throughout North America, Europe, Asia, Africa and Latin America, Europe, Asia, Africa and Latin America.  His experience working with executives and leaders of Fortune 25 companies spans across the full human resources spectrum with particular expertise in talent acquisition and organizational design for fast moving companies.  He has led several acquisition integrations on a global scale and implemented high performing work teams that generated industry-leading results in the medical and consumer products fields.  Dr. Frederick received his bachelor’s degree from the University of Wisconsin and his master’s and Ph.D. degrees from the Illinois Institute of Technology.  He has published a variety of articles in The Journal of Applied Psychology, Personnel Psychology and The Academy of Management.

Neil Chin currently serves as Chief Marketing Officer at Alasko Foods, Inc., a Canadian company specializing in premium quality frozen fruits and vegetables from around the world.  Prior to joining Alasko, Mr. Chin held senior management positions at such leading global consumer packaged goods companies as SC Johnson, General Mills and Primo/Old El Paso Foods in Canada and the United States.  Most recently, he served as vice president of marketing at SC Johnson, leading year-over-year market share growth for more than 200 new and established brands that redefined multi-million dollar categories.  Over the years, he has managed such leading global brands as Windex®, Pledge®, Raid®, Glade®, ZipLoc®, Nature Valley® and Old El Paso®.  Mr. Chin has also launched numerous new products successfully, rebuilt existing brands, pioneered new business channels, and developed new integrated marketing approaches to connect with consumers.  He holds a bachelor's degree in business administration, with honors, from Wilfrid Laurier University, and a master's certificate in marketing communications from the Schulich Executive School of Business.

29

Rick Harris is the owner of RL Enterprise & Associates, LLC and the former vice president of North American sales at Michelin, the world's leading tire company.  In this capacity, he grew the company's market share with independent retailers, car dealers, distributors, wholesalers and other major accounts across both the U.S. and Canada.  Today, Michelin's North American market performance remains unsurpassed, in part due to Mr. Harris' legacy of leadership and his ability to transfer learning across distribution channels and industries.  Earlier, over a 19-year career at SC Johnson, Mr. Harris advanced through sales, marketing and general management positions to eventually become the company's U.S. national sales manager, directly overseeing 350 salespeople with more than $1 billion in annual sales.  He was subsequently appointed president and general manager of SC Johnson's Puerto Rico and Caribbean operations, and under his leadership, the subsidiary delivered the highest sales, market share and profit growth in its history, while becoming the company's fastest growing operation.  Mr. Harris later founded RL Enterprise & Associates, LLC, specializing in business development consulting, executive coaching and recruiting.  He is an alumnus of The Ohio State University, where he holds bachelor’s and MBA degrees from the Fisher School of Business.  Mr. Harris was recently appointed by the Governor of the State of South Carolina and approved by the South Carolina Senate to the state's Commission of Minority Affairs as board member and chairperson.

Members of the advisory board serve at the pleasure of the board of directors.  Upon joining the advisory board, each member was granted options to purchase 400,000 shares of our common stock at fair market value as of the date of grant.  The options vest in two equal installments on the first and second anniversaries of the date of grant, provided the optionee then continues to serve as a member of the advisory board.  Each installment of the option is exercisable for a period of five years form the date it vests.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation of the Company’s Chief Executive Officer and each executive officer whose total cash compensation exceeded $100,000 for the three fiscal years ended September 30, 2011.

				Stock
Name and Principal Position	Year	Salary	Bonus	Awards	Total

Adam Adler	2011	$105,760	$-	$-	$105,760
Director, CEO and Acting CFO (1)	2010	N/A	N/A	N/A	N/A
	2009	N/A	N/A	N/A	N/A

Brian Tuffin	2011	$105,760	$-	$-	$105,760
Director, President and COO (2)	2010	N/A	N/A	N/A	N/A
	2009	N/A	N/A	N/A	N/A

Aitan Zacharin	2011	$118,140	$-	$144,000	$262,140
Director, Chief Marketing Officer	2010	N/A	N/A	N/A	N/A
and Chief Information Officer	2009	N/A	N/A	N/A	N/A

M.E. "Hank" Durschlag	2011	$47,000	$-	$-	$47,000
Director, President, CEO and	2010	12,000	-	-	12,000
Acting CFO (3)	2009	16,227	-	-	16,227

(1)	On November 28, 2011, Mr. Adler resigned as CEO and Acting CFO. He subsequently assumed the position of Chief Business Development Officer of the Company.
(2)	Mr. Tuffin was appointed CEO and acting CFO of the Company on November 28, 2011.
(3)	Mr. Durschlag resigned his positions with the Company April 14, 2011.

Required columns for option awards, non-entity incentive plan compensation, change in pension value and nonqualified deferred compensation earnings and all other compensation are omitted from the table above as the amounts are all zero.

30

Employment and Consulting Agreements

 On March 25, 2011, the Company entered into an employment agreement with Aitan Zacharin (the “Zacharin Employment Agreement”) pursuant to which Mr. Zacharin became the Chief Marketing Officer and Chief Information Officer of the Company.  The term of the Zacharin Employment Agreement is on an “at-will” basis.  Mr. Zacharin receives a base salary of Eighteen Thousand Dollars ($18,000) per month, subject to the Company having sufficient funds, and received a sign-on bonus of 6,400,000 shares of our common stock on the date of execution of the Zacharin Employment Agreement.  Mr. Zacharin may also be entitled to receive a discretionary performance bonus based upon the sales and profitability of the Company payable in cash or equity, in the sole and absolute discretion of the board of directors.

On April 14, 2011, the Company entered into an employment agreement with Adam Adler (the “Adler Employment Agreement”) pursuant to which Mr. Adler became the Chief Executive Officer of the Company.  The term of the Adler Employment Agreement is on an “at-will” basis.  Mr. Adler receives a base salary of Eighteen Thousand Dollars ($18,000) per month, subject to the Company having sufficient funds, and a monthly car allowance of $1,000.  Mr. Adler may also be entitled to receive a discretionary performance bonus based upon the sales and profitability of the Company payable in cash or equity, in the sole and absolute discretion of the board of directors.  On November 28, 2011, Mr. Adler resigned as Chief Executive Officer and Acting Chief Financial Officer of the Company and subsequently assumed the position of Chief Business Development Officer of the Company.  His employment agreement remains in effect.

On April 14, 2011 the Company entered into an employment agreement with Brian Tuffin (the “Tuffin Employment Agreement”) pursuant to which Mr. Tuffin became the President and Chief Operating Officer of the Company.  The term of the Tuffin Employment Agreement is on an “at-will” basis.  Mr. Tuffin receives a base salary of Eighteen Thousand Dollars ($18,000) per month, subject to the Company having sufficient funds, and a monthly car allowance of $1,000.  Mr. Tuffin may also be entitled to receive a discretionary performance bonus based upon the sales and profitability of the Company payable in cash or equity, in the sole and absolute discretion of the board of directors.  Mr. Tuffin was appointed Chief Executive Officer and Acting Chief Financial Officer of the Company on November 28, 2011.

 On November 28, 2011, the board of directors appointed Rubin Hanan, who served as a consultant to the Company since June 2011, to the offices of President and Chief Operating Officer.  We are presently party to a consulting services agreement with Executive Leadership Intelligence, Inc. (“ELI”), a consulting firm which Mr. Hanan founded (the “Consulting Agreement”) which has an initial term through June 2012, renewing for successive one-year terms unless earlier terminated as provided therein.  Pursuant to the Consulting Agreement, ELI receives a monthly retainer of $5,000 and reimbursement of out-of-pocket expenses and Mr. Hanan received 1,500,000 restricted shares of our common stock (the “Hanan Shares”), on June 28, 2011 (the “Effective Date”).  1,000,000 of the Shares are subject to forfeiture if prior to the first anniversary of the Effective Date, the Consulting Agreement is terminated either by ELI without Good Reason (as defined therein) or by the Company for Cause (as defined therein).  In addition, 500,000 of the Shares are subject to forfeiture if prior to the eighteen (18) month anniversary of the Effective Date, the Consulting Agreement is terminated by ELI without Good Reason or by the Company for Cause.  The Consulting Agreement contains confidentiality and non-solicitation provisions for ELI and a non-circumvention provision for the Company

 In connection with his becoming the Company’s President and Chief Operating Officer, we granted Mr. Hanan options under our 2011 Incentive Stock Plan to purchase 4,500,000 shares of our common stock at an exercise price of $0.445 per share, which was fair market value on November 28, 2011, the date of grant.  The options are exercisable at any time and from time to time during a three-year period from the date of grant and are otherwise subject to the terms and conditions of the 2011 Incentive Stock Plan.  We also anticipate that the Consulting Agreement will be replaced with an employment agreement to be negotiated between Mr. Hanan and us.

 Other Executive Officer Compensation Tables

 All other tables relating to compensation of executive officers have been omitted as inapplicable.

31

Compensation of Directors Table

 The following table summarizes all compensation paid to our directors for the fiscal year ended September 30, 2011.

	Fees
	Earned				Non-Equity	Non-Qualified
	or				Incentive	Deferred	All
	Paid in	Stock		Option	Plan	Compensation	Other
	Cash	Awards		Awards	Compensation	Earnings	Compensation	Total
Name	($)	(#)		(#)	($)	($)	($)	($)

Brian Tuffin	0	0		0	0	0	0	0

Aitan Zacharin	0	6,400,000	[1]	0	0	0	0	0

Adam Adler	0	0		0	0	0	0	0

Richard S. Hutching, PhD.	0	0		500,000	0	0	0	0

David J. Berkoff, M.D.	0	0		500,000	0	0	0	0

M.E. “Hank” Durschlag [2]	0	0		0	0	0	0	0

Erik Phillips [2]	0	0		0	0	0	0	0

(1)	Represents a sign-on bonus received by Mr. Zacharin upon execution of his employment agreement with the Company in March 2011.
(2)	Resigned as a director effective April 14, 2011.

Narrative Disclosure to the Director Compensation Table

Our non-employee directors will be compensated with options to purchase common stock or awards of common stock.  Currently, each non-employee director receives options to purchase 500,000 shares upon joining the board, which options vest in two (2) equal installments on the first and second anniversaries of their joining the board.  Each installment is exercisable for five (5) years form the date it vests.

2011 Incentive Stock Plan

Our 2011 Incentive Stock Plan, which was adopted by our board of directors in October 2011 and ratified by our shareholders in December 2011, provides for equity incentives to be granted to our employees, executive officers or directors or to key advisers or consultants.  Equity incentives may be in the form of stock options with an exercise price not less than the fair market value of the underlying shares as determined pursuant to the 2011 Incentive Stock Plan, restricted stock awards, other stock based awards, or any combination of the foregoing.  The 2011 Incentive Stock Plan currently is administered by the board of directors.  20,000,000 shares of our common stock are reserved for issuance pursuant to the exercise of awards under the 2011 Incentive Stock Plan.  Options to purchase 6,600,000 shares of our common stock at exercise prices ranging from $0.331 to $0.445 per share, are outstanding under this plan as of the date of this prospectus, including options to purchase 4,500,000 shares of our common stock at an exercise price of $0.445 per share granted to Rubin Hanan, our President and Chief Operating Officer and options to purchase 1,100,000 shares of common stock at an exercise price of $0.331 per share granted to Jeanne Hebert, our Vice President of Marketing and Clinical Research.

2011 Endorsers Incentive Stock Plan

Our 2011 Endorsers Incentive Stock Plan, which was adopted by our board of directors in October 2011, provides for equity incentives to be granted to athletes and other celebrities who endorse our present and planned products.  Equity incentives may be in the form of stock options with an exercise price not less than the fair market value of the underlying shares as determined pursuant to the 2011 Endorsers Incentive Stock Plan, restricted stock awards, other stock based awards, or any combination of the foregoing.  The 2011 Endorsers Incentive Stock Plan is currently administered by the board of directors.  60,000,000 shares of our common stock are reserved for issuance pursuant to the exercise of awards under the 2011 Endorsers Incentive Stock Plan.  Options to purchase 15,325,000 shares of our common stock at exercise prices ranging from $0.35 to $0.384 are outstanding under this plan as of the date of this prospectus.

32

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to beneficial ownership of outstanding common stock, as of the date of this prospectus:

●	each person known by the Company to beneficially own more than 5% of the outstanding shares of the Company’s common stock;

●	each of Company’s directors;

●	each of the Company’s executive officers; and

●	all of the Company’s directors and executive officers as a group.

Beneficial ownership is determined in accordance with the SEC’s rules and includes voting or investment power with respect to the securities as well as securities which the individual or group has the right to acquire within sixty (60) days of the date of this report.

Unless otherwise indicated, the address for those listed below is c/o the Company, 6135 NW 167th Street, #E-21, Miami Lakes, Florida 33015. Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.  The number of shares of the common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options or convertible securities held by such persons that are exercisable within 60 days of the Record Date, but excludes shares of common stock underlying options or other convertible securities held by any other person.  The number of shares of common stock outstanding as of February 21, 2012, was 114,278,701.  Except as noted otherwise, the amounts reflected below are based upon information provided to the Company and filings with the SEC.

	Number of Shares
	Of Common Stock
Name of Beneficial Owner	Beneficially Owned		Percent of Class

Directors and Executive Officers

Brian Tuffin	6,007,000		5.26%

Aitan Zacharin	6,400,000		5.60%

Adam Adler	6,332,000		5.54%

Rubin Hanan	6,000,000 (1)		5.10%

Jeanne Hebert	800,000 (2)		*

Richard S. Hutchings, Ph.D.	250,000	*

David J. Berkoff, M.D.	250,000	*

All directors and executive officers as a group (seven persons)	26,039,000 (1) (2)		21.70%

* Less than 1%.

(1)	Certain of the 1,500,000 shares held by Mr. Hanan may be subject to forfeiture. See “Executive Compensation – Employment and Consulting Agreements.” Includes 4,500,000 shares issuable upon the exercise of stock options.
(2)	Includes 800,000 shares issuable upon the exercise of stock options.

33

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

See “Prospectus Summary – Background” with respect to the relating agreements with certain of our executive officers with respect to the acquisition of certain assets relating the Company’s present business and “Executive Compensation Employment and Consulting Agreement” with respect to the Consulting Agreement between the Company and ELI, an affiliate of Rubin Hanan, our President and Chief Operating Officer.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we had not adopted formal policies and procedures for the review, approval or ratification of transactions with our executive officers, directors and significant stockholders.  However, we intend that such transactions will, on a going-forward basis, be subject to the review, approval or ratification of our board of directors, or an appropriate committee thereof.

DESCRIPTION OF SECURITIES

Capital Stock

Our authorized capital stock consists of 400,000,000 shares of common stock, par value $0.001 and 10,000,000 shares of preferred stock, par value $0.001. As of February 21, 2012, 114,278,701 shares of common stock and no shares of Preferred Stock are outstanding.

Common Stock

The shares of common stock presently outstanding are fully paid and non-assessable.  Each holder of common stock is entitled to one vote for each share owned on all matters voted upon by stockholders, and a majority vote is required for all actions to be taken by stockholders.  In the event we liquidate, dissolve or wind-up our operations, the holders of the common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any shares of preferred stock that may then be outstanding.  The common stock has no preemptive rights, no cumulative voting rights, and no redemption, sinking fund, or conversion provisions.

Holders of common stock are entitled to receive dividends, if and when declared by the board of directors, out of funds legally available for such purpose, subject to the dividend and liquidation rights of any preferred stock that may then be outstanding.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences and the number of shares constituting any series or the designation of such series.  While our Certificate of Incorporation and bylaws do not contain any provisions that may delay, defer or prevent a change in control, the issuance of preferred stock may have the effect of delaying or preventing a change in control or make removal of our management more difficult.

Transfer Agent

The transfer agent for our common stock is Securities Transfer Corporation.  The transfer agent’s address is 2591 Dallas Parkway, Suite 102, Frisco, Texas 75037, and its telephone number is (972) 963-0012.

LEGAL MATTERS

The validity of the common stock being offered hereby has been passed upon by Roetzel & Andress, Fort Lauderdale, Florida.

EXPERTS

The audited financial statements included in this prospectus and elsewhere in the registration have so been included in reliance upon the report of Paritz and Company, P.A., independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the SEC with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company.  You may inspect the registration statement, exhibits and schedules filed with the SEC at the SEC’s principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, 100 F Street, N.E. Washington, D.C. 20549.  Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that files electronically with the SEC.  Our registration statement and the referenced exhibits can also be found on this site.

34

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

In accordance with the provisions in our Articles of Incorporation and Bylaws, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable .

35

FUSE SCIENCE, INC.

INDEX TO FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets at September 30, 2011 and 2010	F-3

Consolidated Statements of Operations for the Years Ended September 30, 2011 and 2010 and from Development Stage Inception (January 20, 2009) through September 30, 2011	F-4

Consolidated Statements of Changes in Stockholders' Deficit for the Years Ended September 30, 2011 and 2010	F-5

Consolidated Statements of Cash Flows for the Years Ended September 30, 2011 and 2010 and from Development Stage Inception (January 20, 2009) through September 30, 2011	F-7

Notes to Consolidated Financial Statements	F-9

Condensed Consolidated Balance Sheets at December 31, 2011 (unaudited) and September 30, 2011	F-20

Condensed Consolidated Statements of Operations for the Three Months Ended December 31, 2011 and 2010 and from Development Stage Inception (January 20, 2009) through December 31, 2011 (unaudited)	F-21

Consolidated Statements of Changes in Stockholders' Deficit from Development Stage Inception (January 20, 2009) through December 31, 2011 (unaudited)	F-22

Condensed Consolidated Statements of Cash Flows for the Three Months Ended December 31, 2011 and 2010 and from Development Stage Inception (January 20, 2009) through December 31, 2011 (unaudited)	F-24

Notes to Consolidated Financial Statements (unaudited)	F-26

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PARITZ & COMPANY, P.A.

15 Warren Street, Suite 25

Hackensack, New Jersey  07601

To the Board of Directors

Fuse Science, Inc. and Subsidiaries

(Development Stage Companies)

We have audited the accompanying consolidated balance sheets of Fuse Science, Inc. (formerly Double Eagle Holdings, Ltd.) and Subsidiaries (Development Stage Companies) as of September 30, 2011 and 2010, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the years ended September 30, 2011 and 2010 and since development stage inception on January 20, 2009 through September 30, 2011. These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Fuse Science, Inc. and Subsidiaries (Development Stage Companies) as of September 30, 2011 and 2010, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the years ended September 30, 2011 and 2010 and since development stage inception on January 20, 2009 through September 30, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred a loss since inception, has a net accumulated deficit and may be unable to raise further equity. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Paritz & Company, P.A.

Paritz & Company, P.A.

Hackensack, New Jersey

January 12, 2012

F-2

FUSE SCIENCE, INC. AND SUBSIDIARIES

(Development Stage Companies)

Consolidated Balance Sheets

September 30, 2011 and 2010

	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$147,907	$8,619
Prepaid expenses	59,264	5,000
TOTAL CURRENT ASSETS	207,171	13,619
Other assets:
Available-for-sale investments	8,320	55,806
Intellectual property, net	126,917	-
TOTAL OTHER ASSETS	135,237	55,806
TOTAL ASSETS	$342,408	$69,425

LIABILITIES AND STOCKHOLDERS' DEFICIT
LIABILITIES
Accounts payable	370,567	110,846
Convertible notes payable, net	606,976	130,803
Accrued expenses	21,684	9,222
TOTAL CURRENT LIABILITIES	999,227	250,871

Commitments and contingencies

STOCKHOLDERS' DEFICIT
Preferred stock, $0.001 par value; authorized 10,000,000 shares; no shares issued and outstanding; $100 per share liquidation preference	-	-
Common stock, $0.001 par value; authorized 400,000,000 shares; 93,612,039 and 50,925,820 shares issued and outstanding at September 30, 2011 and 2010, respectively	93,612	50,926
Additional paid-in capital	12,667,350	9,946,022
Intrinsic value of stock options	(680,711)	-
No controlling interest	(126,344)	(126,344)
Deferred consulting fees	(541,558)	-
Accumulated other comprehensive income (loss)	2,590	(453)
Accumulated deficit:
During the development stage	(2,194,904)	(174,743)
Other	(9,876,854)	(9,876,854)
Total accumulated deficit	(12,071,758)	(10,051,597)
Total stockholders' deficit	(656,819)	(181,446)
Total liabilities and stockholders' deficit	$342,408	$69,425

See accompanying notes to consolidated financial statements.

F-3

FUSE SCIENCE, INC. AND SUBSIDIARIES

(Development Stage Companies)

Consolidated Statements of Operations

Years Ended September 30, 2011 and 2010 and from Inception

(January 20, 2009) through September 30, 2011

			Development
			Stage
			Inception
			(January 20,
			2009)
			Through
			September 30,
	2011	2010	2011

Revenue
Management income - affiliate	$-	$8,800	$11,367
Total income	-	8,800	11,367
Expenses:
Non cash compensation	647,040	-	647,040
General and administrative expense	967,267	47,003	1,088,455
	1,614,307	47,003	1,735,495
Loss from operations	(1,614,307)	(38,203)	(1,724,128)
Other income (expense):
Interest and other income	33	4,909	9,629
Interest expense	(35,924)	(6,378)	(45,146)
Beneficial conversion feature of convertible notes payable	(372,311)	-	(372,311)
Realized gain (loss)	2,348	6,600	(15,552)
Other than temporary decline in available-for-sale securities	-	(47,280)	(50,900)
Other income (expense)	(405,854)	(42,149)	(474,280)
Loss before non-controlling interest	(2,020,161)	(80,352)	(2,198,408)
Non-controlling interest	-	4	3,504
Net loss	(2,020,161)	(80,348)	(2,194,904)

Loss per common share, basic and diluted	$(0.03)	$(0.00)

Weighted average common shares outstanding	68,230,631	50,925,820

Other comprehensive income (loss):
Net loss	$(2,020,161)	$(80,348)	$(2,194,904)
Unrealized gain (loss) on available-for-sale securities	3,043	(31,538)	(3,880)
Net comprehensive loss	$(2,017,118)	$(111,886)	$(2,198,784)

See accompanying notes to consolidated financial statements.

F-4

FUSE SCIENCE, INC. AND SUBSIDIARIES

(Development Stage Companies)

Consolidated Statements of Changes in Stockholders' Deficit

Years Ended September 30, 2011 and 2010

						Intrinsic
						Value
					Additional	of Common
	Preferred Stock		Common Stock		Paid-in	Stock
	Shares	Par	Shares	Par	Capital	Options

Balance, September 30, 2009	-	$-	50,925,820	$50,926	$9,946,022	$-
Non-controlling interest	-	-	-	-	-
Unrealized loss from available-for-sale securities	-	-	-	-	-
Net loss	-	-	-	-	-
Balance, September 30, 2010	-	-	50,925,820	50,926	9,946,022	-
Unrealized gain from available-for-sale securities	-	-	-	-	-
Common stock issued for:
Services			11,850,000	11,850	1,140,150
Convertible notes payable			5,539,219	5,539	134,517
License			2,000,000	2,000	76,000
Acquisition of FS Research & Development, Inc.			23,297,000	23,297	(23,297)
Convertible notes payable:
Detachable warrants					310,775
Beneficial conversion feature					372,311
Stock options granted					710,872	(710,872)
Amortize intrinsic value of stock options						30,161
Net loss	-	-	-	-	-
Balance, September 30, 2011	-	-	$93,612,039	$93,612	$12,667,350	$(680,711)

(Continued on following page)

F-5

			Accumulated
	Non	Deferred	Other	Accumulated Deficit
	Controlling	Consulting	Comprehensive	Development
	Interest	Fees	Income	Stage	Other	Total

Balance, September 30, 2009	$-	$-	$31,085	$(97,895)	$(9,999,694)	$(69,556)
Non-controlling interest	(126,340)	-	-	3,500	122,840	-
Unrealized loss from available-for-sale securities	-	-	(31,538)	-	-	(31,538)

Net loss	(4)	-	-	(80,348)	-	(80,352)
Balance, September 30, 2010	(126,344)	-	(453)	(174,743)	(9,876,854)	(181,446)
Unrealized gain from available-for-sale securities	-	-	3,043	-	-	3,043
Common stock issued for:
Services		(609,000)				543,000
Convertible notes payable						140,056
License						78,000
Acquisition of FS Research & Development, Inc.						-
Convertible notes payable:
Detachable warrants						310,775
Beneficial conversion feature						372,311
Amortize deferred consulting		67,442				67,442
Amortize intrinsic value of stock options						30,161
Net loss	-	-	-	(2,020,161)	-	(2,020,161)
Balance, September 30, 2011	$(126,344)	$(541,558)	$2,590	$(2,194,904)	$(9,876,854)	$(656,819)

See accompanying notes to consolidated financial statements.

F-6

FUSE SCIENCE, INC. AND SUBSIDIARIES

(Development Stage Companies)

Consolidated Statements of Cash Flows

Years Ended September 30, 2011 and 2010 and from Inception

of Development Stage (January 20, 2009) through September 30, 2011

			Development
			Stage
			Inception
			(January 20, 2009)
			Through
	2011	2010	September 30, 2011
Operating activities:
Net loss	$(2,020,161)	$(80,348)	$(2,194,904)
Adjustments to reconcile net increase (decrease) in net assets from operations to net cash used in operating activities:
Amortization:
Intellectual property	1,083	-	1,083
Deferred consulting fees	67,442	-	67,442
Stock options	30,161	-	30,161
Other than temporary decline in available-for-sale securities	-	47,280	50,900
Common stock issued for services	543,000	-	543,000
Convertible notes payable:
Amortization of detachable warrants	12,751	-	12,751
Beneficial conversion feature	372,311	-	372,311
Investment received for management services	-	(8,800)	(8,800)
Accrued interest income	-	(4,909)	(4,909)
(Gain) loss on sale of investments	(2,348)	(6,600)	15,552
Non-controlling interest	-	(4)	(3,504)
Changes in operating assets and liabilities:
Accounts receivable and accrued interest - related parties	-	-	(4,686)
Prepaid expenses	(54,264)	(5,000)	(59,264)
Accounts payable and accrued expenses	289,097	11,768	362,783
Advances from related parties for working capital	-	-	6,660
Net cash used in operating activities	(760,928)	(46,613)	(813,424)
Investing activities:
Proceeds from investments	52,876	23,000	75,876
Purchase of intellectual property	(50,000)	-	(50,000)
Net cash provided by investing activities	2,876	23,000	25,876
Financing activities:
Loan proceeds	900,000	31,650	931,650
Loan repayment	(2,660)	-	(2,660)
Net cash used in investing activities	897,340	31,650	928,990
Net increase	139,288	8,037	141,442
Cash and cash equivalents, beginning of period	8,619	582	6,465
Cash and cash equivalents, end of period	$147,907	$8,619	$147,907

See accompanying notes to consolidated financial statements.

F-7

FUSE SCIENCE, INC. AND SUBSIDIARIES

(Development Stage Companies)

Consolidated Statements of Cash Flows, Continued

Years Ended September 30, 2011 and 2010 and from Inception

of Development Stage (January 20, 2009) through September 30, 2011

			Development
			Stage
			Inception
			(January 20,
			2009)
			Through
			September 30,
	2011	2010	2011

Supplemental Cash Flow Information:
Cash paid for interest and income taxes:
Interest	$236	$-	$-
Income taxes	-	-	-

Non-cash investing and financing activities:
Note payable issued to acquire investment	-	100,000	100,000
Rescission of agreement to acquire investment with a note payable	-	100,000	-
Conversion of note receivable into available-for-sale securities	-	56,229	-
Accounts payable changed into convertible notes payable	-	67,493	-
Loans from related parties changed into convertible notes payable	-	63,310	-
Common stock issued for convertible notes payable and accrued interest	140,055	-	140,055
Common stock issued for license	78,000	-	78,000
Common stock issued to acquire FS Research & Development, Inc.	23,297	-	23,297

See accompanying notes to consolidated financial statements.

F-8

FUSE SCIENCE, INC. AND SUBSIDIARIES

(Development Stage Companies)

Notes to Consolidated Financial Statements

1 .	NATURE OF BUSINESS

(a)	ORGANIZATION

The consolidated financial statements include the accounts of Fuse Science, Inc. ("FUSE"), its wholly owned subsidiary FS Research & Development, Inc. ("FS R&D"), and its 60% owned subsidiary, Ultimate Social Network, Inc. ("USN") (collectively the "Company," "we" or "us").

(b)	ACQUISITIONS AND BUSINESS

On October 18, 2010, the Company entered into a letter of intent ("LOI") to acquire two privately held development stage companies, FS R&D   and the assets of Skin Science, Inc.

FS R&D   has developed several concentrated sublingual drops to include electrolytes for sports, caffeine drops for energy and vitamin drops for children.  The assets of Skin Science include a patent-pending system including manufactured thin film incorporating natural and synthetic active ingredients that when applied in conjunction with heat and moisture increase the overall health and beauty of your skin.  Skin Science has also formulated a product for acne treatment.

Fuse is a Life Science company with state of the art technology that allows for sublingual and transdermal delivery of a greater number of actives than previously possible. This provides for a wide array of solutions to common problems encountered with internal consumption. The strength of our proprietary technology is differentiated based on our advancement in molecular encapsulation which opens an entire new window of formulation capabilities with these delivery systems. The company is advancing this proprietary technology in a defined dual strategy:

•	The commercialization of select sports nutrition and performance products which showcase the efficacy and ease of use to consumers leveraging the voice and partnership with iconic athletes to drive awareness and trial.

•	Targeted licensing of the proprietary technology into major OTC and Pharmaceutical categories in which the delivery system provides superior product efficacy and consumption for the category in perpetuity.

The company’s is in the initial launch phase of its sports nutrition & performance products beginning with EnerJel™, a transdermal technology to address muscle fatigue and soreness, before during and after physical activity. Simultaneously, the company is actively developing its OTC and pharmaceutical licensing efforts beginning with Analgesic, Hypoglycemic, and Hyperglycemic platforms. This is the foundation for our long-term strategy to deliver significant shareholder value.

(c)	BDC OPERATIONS

On April 5, 2007, the Company elected to be treated as a business development company (" BDC ") under the Investment Company Act of 1940, as amended (the " 1940 Act ").  Following approval by a majority of its issued and outstanding common stock, the Company withdrew its election to be treated as a BDC under the 1940 Act on January 20, 2009, when the Company filed Form N-54c with the SEC.

(d)	HISTORY

On November 25, 2006, pursuant to the Articles of Incorporation of the Company, the Board of Directors proposed and recommended to the shareholders of the Company that the Company change the name of the corporation to Double Eagle Holdings, Ltd. (the “Company”) and increase the authorized common shares to 100,000,000 shares, par value $0.001.  The Amendments were approved by a majority of the shareholders of the Company with an effective date of January 2, 2007.

On December 8, 2011, and pursuant to shareholder action by written consent, the Company made the following amendments to the Company's Articles of Incorporation:

F-9

•	changed the name of the Company from Double Eagle Holdings, Ltd. to Fuse Science, Inc.;

•	increased the number of shares of common stock which the Company is authorized to issue to 400,000,000 shares from 100,000,000 shares;

•	increased the number of shares of preferred stock with the Company is authorized to issue to 10,000,000 shares from 12,500 shares;

•	increased the number of directors to a minimum of 3 and a maximum of 15;

•	created a classified board of directors;

•	required advance notice and disclosure procedures for shareholders seeking to nominate the Company's directors;

•	required advance notice and disclosure procedures for shareholders seeking to bring forth proposals for consideration at shareholder meetings;

•	established the percentage of shares required to be held for shareholders to call a special meeting of shareholders;

•	eliminated the ability to take shareholder action by written consent in lieu of a shareholder meeting;

•	added a provision to limit the liability of officers and directors of the Company;

•	added a provision to allow the board of directors to adopt, repeal or amend the Company's Bylaws; and

•	required the affirmative rule of 66-2/3% of the outstanding shares of the Company's common stock to effect certain future amendments to the Company's Articles of Incorporation.

The Company has not established sources of revenue sufficient to fund the development of business, projected operating expenses and commitments for the next twelve months.  The Company incurred a loss from operations of $1,614,307 and a net loss of $2,020,161 in 2011.   At September 30, 2011, current liabilities exceed current assets by $792,056 and total liabilities exceed total assets by $656,819.

The Company, in the past has issued secured convertible notes with detachable warrants to raise capital. Management anticipates the need to raise additional capital to fund execution of the business plan and will seek the most cost effective method to secure such funding.

The Company has demonstrated an ability to raise funds as needed to fund operations.  However, there can be no assurance that the planned proceeds from convertible notes payable will provide sufficient funding to develop the Company’s current business plan.

These conditions raise some doubt about the Company’s ability to continue as a going concern.

2.	SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, FS R&D and its 60% subsidiary, USN.  All significant intercompany balances and transactions have been eliminated in consolidation.

RECLASSIFICATION

Certain reclassifications have been made in the financial statements at September 30, 2010 and for the year then ended to conform to the September 30, 2011 presentation.  The reclassifications had no effect on net loss.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Significant estimates include the valuation of the investments in portfolio companies and deferred tax asset valuation allowances.  Actual results could differ from those estimates.

F-10

REVENUE RECOGNITION

The Company's source of revenue will be from product sales which are expected to commence during the first half of next fiscal year.  Our revenue recognition policy provides that revenue is generally realized or realizable and earned when all of the following criteria have been met:

•	Persuasive evidence of an arrangement exists;

•	Delivery has occurred or services have been rendered;

•	The seller's price to the buyer is fixed or determinable; and

•	Collectability is reasonably assured.

INVESTMENTS

Investments are classified into the following categories:

•	Trading securities reported at fair value with unrealized gains and losses included in earnings;

•	Available-for-sale securities reported at fair value with unrealized gains and losses, net of applicable deferred income taxes, reported in other comprehensive income;

•	Held-to-maturity securities and other investments reported at amortized cost; and

•	Investments using the equity method of accounting.

CASH AND CASH EQUIVALENTS

For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value information about financial statements is required to be disclosed when it is practicable to estimate that value.  The carrying amounts of the Company’s cash, accounts receivable, accounts payable and notes payable approximate their estimated fair value due to the short-term maturities of these financial instruments and because related interest rates offered to the Company approximate current rates.

STOCK-BASED COMPENSATION

The compensation cost relating to share-based payment transactions (including the cost of all employee stock options) is required to be recognized in the financial statements.  That cost is measured based on the estimated fair value of the equity or liability instruments issued. A wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans are included.  The Company’s financial statements would include an expense for all share-based compensation arrangements granted on or after January 1, 2006 and for any such arrangements that are modified, cancelled or repurchased after that date based on the grant-date estimated fair value.

INTANGIBLE ASSETS

Other intangible assets primarily consist of intellectual property.   We apply an impairment evaluation whenever events or changes in business circumstances indicate that the carrying value of our intangible assets may not be recoverable.  Other intangible assets are amortized on a straight-line basis over their estimated economic lives.  We believe that the straight-line method of amortization reflects an appropriate allocation of the cost of the intangible assets to earnings in proportion to the amount of economic benefits obtained annually by the Company.

F-11

IMPAIRMENT OF LONG-LIVED ASSETS

The Company evaluates its long-lived assets and intangible assets for impairment whenever events change or if circumstances indicate that the carrying amount of any assets may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount over the fair value of the asset.

INCOME TAXES

 The Company accounts for income taxes under the asset and liability method and deferred income taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.  Due to its limited operations, the Company has provided a valuation allowance for the full amount of the deferred tax assets.

STOCK OPTION PLAN

The Company follows current accounting requirements and uses the modified prospective and transition method for all stock options issued.  The Company measures compensation cost for all options granted based on fair value on the date of grant and recognizes compensation over the service period for those options expected to vest.

The Board of Directors approved the Double Eagle Holdings, Ltd. 2011 Incentive Stock Plan on October 17, 2011 and it was approved by a majority of shareholders on December 8, 2011.  The Company did not grant any options during the years ended September 30, 2011 and 2010 pursuant to this plan.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company’s options would have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion the existing models may not necessarily provide a reliable single measure of the fair value of the Company’s options, although they provide the best estimate currently.

EARNINGS (LOSS) PER COMMON SHARE

The Company is required to report both basic earnings per share, which is based on the weighted-average number of common shares outstanding, and diluted earnings per share, which is based on the weighted-average number of common shares outstanding plus all potentially dilutive shares outstanding.  At September 30, 2011 and 2010, there are no potentially dilutive common stock equivalents.  Accordingly, no common stock equivalents are included in the earnings (loss) per share calculations and basic and diluted earnings per share are the same for all periods presented

COMPREHENSIVE INCOME

All items that are required to be recognized under accounting standards as components of comprehensive income are to be reported in a financial statement that is displayed with the same prominence as other financial statements. We are required to (a) classify items of other comprehensive income by their nature in financial statements, and (b) display the accumulated balance of other comprehensive income separately in the equity section of the balance sheet for all periods presented.

CONCENTRATION OF CREDIT RISK

Cash is maintained at financial institutions, which at times may exceed the FDIC insurance limit.

F-12

RECENT ACCOUNTING PRONOUNCEMENTS

We have evaluated all recent accounting pronouncements through November 30, 2011 as issued by the Financial Accounting Standards Board ("FASB") in the form of Accounting Standards Updates ("ASU") and find none that would have a material impact on the financial statements of the Company.  Management does not believe any of these accounting pronouncements has had or will have a material impact on the Company’s financial position or operating results.

3.           INVESTMENTS

Available-for-sale investments are as follows at September 30, 2011 and 2010:

		Realized	Unrecognized
		Holding	Holding	Fair
	Cost	Losses	Losses	Value
September 30, 2011
Efftec International, Inc.	$4,200	$-	$(2,000)	$2,200
North American Energy	1,530	-	4,590	6,120
	$5,730	$-	$2,590	$8,320

September 30, 2010
Efftec International, Inc.	$68,009	$(13,280)	$(453)	$54,276
North American Energy	35,530	(34,000)	-	1,530
	$103,539	$(47,280)	$(453)	$55,806

Efftec International, Inc. ("EFFI") has developed an Internet-based chiller tool which it is installing and selling to its customer base.  North American Energy Resources, Inc. ("NAEY") is an oil and gas development and production company with operations currently in Oklahoma.

4.            INTELLECTUAL PROPERTY

The Company has completed its acquisition of FS R&D , which is a development stage company with no prior operations.   FS R&D has successfully developed sublingual, buccal, and transdermal delivery systems for bioactive agents that can now for the first time, effectively encapsulate and charge many varying molecules in order to produce complete product formulations which can bypass the GI track and enter the blood stream directly.  The technology facilitates the passing of the actives through the oral mucosa in contrast to current products that require gastrointestinal absorption to achieve the same desired effect. The FS R&D technology uses bioelectricity within its matrix and further delivers the matrix utilizing an iontopheritic delivery vehicle that contains a specific charge to shuttle the matrix through either the buccal or mucosal membrane. It is important to note that biological cells utilize bioelectricity to store and facilitate metabolic energy. By utilizing the skins innate bioelectric signaling system coupled with our iontopheritic delivery vehicle, we are able to deliver (API’S) actives efficaciously through both the dermal and buccal mucosal.   The FS R&D proprietary technology definitively penetrates the mucosa and epithelium to achieve complete and enhanced absorption. It is our firm belief that at this moment we can deliver a wide range of product formulations via these delivery systems such as aspirin, OTC pain, allergy, and cough & cold medications, as well as energy source, electrolytes and many pharmaceutical applications.

The Fundamental Benefits:

*  Faster and more complete absorption into the body

*  Reduced side effects associated with internal administration

*  Improved ease of consumption (A Drop under the tongue vs. a horse pill to swallow or an injection to administer)

*  Improved formulations with time released technology to improve product efficacy

*  And greater consumer satisfaction and usage

F-13

5.           CONVERTIBLE NOTES PAYABLE

At September 30, 2011 and 2010, the Company had the following convertible promissory notes.

	2011	2010

Convertible notes payable with interest at 12%	$20,000	$130,803
8% One Year Senior Secured Convertible Promissory Notes due June 20, 2012	327,405	-
8% One Year Senior Subordinated Secured Convertible Promissory Notes due September 9, 2012	259,571	-
	$606,976	$130,803

The 12% convertible notes payable at September 30, 2011 include one note in the amount of $5,000 which is convertible at $0.025 per share and one note in the amount of $15,000 which is convertible at $0.03 per share.

The terms of our 8% One Year Senior Secured and Senior Subordinated Secured Convertible Notes are summarized as follows:

Due Date	Face Value	Conversion Rate	Number of Warrants	Warrant Exercise Rate

June 20, 2012	$525,000	$0.03	17,500,000	$0.12
September 9, 2012	$360,000	$0.12	1,500,004	$0.12

The fair value of each warrant on the date issued was estimated using the Black Scholes valuation model.  The following assumptions were used for the calculation of the beneficial conversion feature and the warrants granted in June and September 2011.

	Jun-11	Sep-11
Expected term	5 years	5 years
Expected average volatility	309%	267%
Expected dividend yield	0%	0%
Risk-free interest rate	3.50%	3.50%

The convertible notes are immediately convertible, so the beneficial conversion feature of the convertible promissory notes in the amounts of $190,155 and $182,156 for the convertible notes issued in June 2011 and September 2011, respectively, was expensed when the notes were issued.  The value assigned to the warrants of $209,218 and $101,557 for the convertible notes issued in June 2011 and September 2011, respectively, is recorded as a discount to the convertible notes payable and is being amortized to interest expense over the five year life of the warrant and is summarized as follows as of September 30, 2011.

		Debt discount
Due Date	Face Value	Initial value	Amortization	Discount	Carrying Value

June 20, 2012	$525,000	$209,218	$(11,623)	$197,595	$327,405
September 9, 2012	360,000	101,557	(1,128)	100,429	259,571
	$885,000	$310,775	$(12,751)	$298,024	$586,976

F-14

6.           INCOME TAXES

During the years ended September 30, 2011 and 2010, the provision for income taxes (all deferred) differs from the amounts computed by applying the U.S. Federal income tax rate of 34% to income before provision for income taxes as a result of the following:

	2011	2010

Computed "expected" income tax benefit	$686,900	$27,300
State income taxes, net of federal benefit	80,800	3,200
Other	(150,500)	-
Valuation allowance	(617,200)	(30,500)
	$-	$-

Significant components of deferred income tax assets are as follows:

	2011	2010

Net operating loss carry forwards	1,576,600	950,500
Capital loss carry forwards	121,600	125,200
Investments	12,700	18,000
Total deferred tax assets	1,710,900	1,093,700
Valuation allowance	(1,710,900)	(1,093,700)
Net deferred tax assets	$-	$-

The Company has a net operating loss carry forward of approximately $4,149,000, which will expire at various dates beginning in 2022 through 2030, if not utilized.  The Company has a capital loss carry forward of $320,000 which expires in 2015.

7.	STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred stock

At September 30, 2011 and 2010, the Company had 12,500 shares authorized and no shares issued and outstanding of its $0.001 par value preferred stock.  On December 8, 2011, the Company amended its Articles of Incorporation and increased the number of authorized preferred shares to 10,000,000.

Common stock

At September 30, 2011 and 2010, the Company had 100,000,000 shares authorized and 93,612,039 and 50,925,820 shares issued and outstanding, respectively, of its $0.001 par value common stock.  On December 8, 2011, the Company amended its Articles of Incorporation and increased the number of authorized common shares to 400,000,000.

  Transactions during the year ended September 30, 2011

The Company issued 11,850,000 shares of its common stock for services, 5,539,219 for convertible notes payable and accrued interest, 2,000,000 shares for a license agreement and 23,297,000 shares for the acquisition of FS R&D .

Transactions during the year ended September 30, 2010

None.

Non-controlling interest

In December 2007, the Company acquired 60% of USN in exchange for 6,400,000 shares of the Company's common stock, which was valued at $320,000 based on the trading price for the Company's common stock.  Total calculated net assets of USN were $533,333 at the time of acquisition and the non-controlling interest was valued at $213,333.  USN incurred losses of $797,595 during the year ended September 30, 2008.  The non-controlling interest share of the loss was $319,038 which was reduced by the balance of the non-controlling interest of $213,333 with the remaining $105,705 included in the statement of operations of the Company.  In the year ended September 30, 2009, USN incurred as additional loss of $51,587 of which the non-controlling interest share was $20,635, which was also included in the statement of operations of the Company.  Effective January 20, 2009, when the Company withdrew its election to be treated as a BDC, the Company became subject to the reporting requirements of Topic 810 which were effective for interim and annual periods beginning after December 15, 2008.

F-15

 Topic 810 now requires a non-controlling interest to be included in the equity section of the balance sheet and also requires the Company in consolidation to continue to allocate losses to the non-controlling interest even if the balance becomes negative (a debit balance).  Previous guidance provided that the Company would discontinue allocating losses to the non-controlling interest when the balance of non-controlling interest reached zero.

The effect of the change as of October 1, 2009 is summarized as follows:

	Original		Adjusted
	Balance	Adjustment	Balance

Non-controlling interest	$-	$(126,340)	$(126,340)

Accumulated deficit:
During the development stage	(97,895)	3,500	(94,395)
Other	(9,999,694)	122,840	(9,876,854)
	(10,097,589)	126,340	(9,971,249)
	$(10,097,589)	$-	$(10,097,589)

8.          RELATED PARTY TRANSACTIONS

The Company operated as a BDC until January 20, 2009, when it elected to no longer be treated as a BDC.  As a part of its operations and consistent with the operating parameters of a BDC, the Company developed a number of relationships with its portfolio company investments, including members of the Company's board of directors becoming officers and directors of its portfolio company investments.  The Company made loans to the portfolio companies and entered into management agreements with the portfolio companies.  As a result of operating as a BDC and then converting to an operating company, a number of its previous relationships were required to be categorized as related party transactions.  Subsequently, these transactions ceased to qualify as related party transactions due to the termination of the related party relationship.

9.          2011 INCENTIVE STOCK PLAN

On October 26, 2011, the Board of Directors of the Company approved the Double Eagle Holdings, Ltd. 2011 Incentive Stock Plan ("Plan").  The maximum number of shares authorized and available under the Plan is 20,000,000 shares and the Plan was approved on December 8, 2011 by written consent of a majority of the Company's shareholders.  Under the terms of the Plan, the options expire after 5 years.  The Company has reserved 20,000,000 shares of common stock for the grant of qualified incentive options or non-qualified options to employees and directors of the Company or its parents or subsidiaries, and to non-employee directors, consultants and advisors and other persons who may perform significant services for or on behalf of the Company under the Plan.  Prices for incentive stock options must provide for an exercise price of not less than 100% of the fair market value of the common stock on the date the options are granted unless the eligible employee owns more than 10% of the Company's common stock for which the exercise price must be at least 110% of such fair market value.

At September 30, 2011 and 2010, there are no options outstanding under the Plan.

During the year ended September 30, 2011, the Company granted options and warrants for 8,675,000 shares of restricted common stock.  A summary of this activity during the year ended September 30, 2011 follows (no activity during 2010):

		Weighted
		Average	Initial
		Exercise	Intrinsic
	Shares	Price	Value

Outstanding, beginning of year	-	$-	$-
Granted	8,675,000	0.07	710,872
Exercised	-	-	-
Forfeited/expired	-	-	-

Outstanding, end of year	8,675,000	$0.07	$710,872
Exercisable at end of year	450,000	$0.13

None of the options and warrants included herein are from the Plan discussed above.  The outstanding options and warrants have a weighted-average remaining contract term of 5.5 years.

F-16

A summary of unvested stock option and warrant activity during the year ended September 30, 2011 is as follows (no activity during 2010):

Weighted
		Average	Initial
		Exercise	Intrinsic
	Shares	Price	Value

Outstanding, beginning of year	-	$-	$-
Granted	8,225,000	0.06	612,049
Exercised	-	-	-
Forfeited/expired	-	-	-

Outstanding, end of year	8,225,000	$0.06	$612,049

The majority of the options granted vest at the end of the first, second or third year of the agreement for services (director fees, consulting fees and endorsement fees).  After vesting, the option generally can be exercised for a period of five years.

Data concerning all stock options outstanding at September 30, 2011 follows:

		Weighted-
		Average	Number
	Number	Remaining	of
Exercise	of	Contractual	Options
Price Range	Options	Life (Years)	Exercisable

$0.035 -$0.10	7,525,000	5.65	200,000
$0.11 -$0.20	1,150,000	5.29	250,000

The fair value of each option on the date of grant is estimated using the Black Scholes option valuation model.  The following weighted-average assumptions were used for options granted during the year ended September 30, 2011 (none in 2010):

2011

Expected term	5-8 years
Expected average volatility	267%-309%
Expected dividend yield	0%
Risk-free interest rate	3.50%
Expected annual forfeiture rate	0%

At September 30, 2011, the Company had the following common stock equivalents from convertible debt and the detachable warrants issued with the convertible debt, which are not included in the information above.

		Exercise
	Amount	Price	Shares

Convertible debt	$5,000	$0.025	200,000
Convertible debt	$15,000	$0.030	500,000
Convertible debt	$525,000	$0.030	17,500,000
Convertible debt	$360,000	$0.120	3,000,000
Detachable warrants		$0.120	17,500,000
Detachable warrants		$0.120	1,500,004
			40,200,004

10.	COMMITMENTS AND CONTINGENCIES

A vendor of the Company is claiming he is owed $40,200 for services rendered in 2008 and 2009, which amount is included in accounts payable.  The attorney for the vendor offered to accept $5,000 for full settlement of the obligation.

F-17

Consulting agreement - The Company entered into a consulting agreement with Mr. Durschlag under which he should receive $100,000 over the next year.  In addition, in accordance with the terms of his patent assignment and technology transfer agreement, Mr. Durschlag is entitled to royalties on Fuse Science sales as follows:

Sales Range	Commission Rate

$0 - $100,000	0.00%
$100,001 - $10,000,000	5.00%
$10,000,001 - $50,000,000	2.50%

Employment agreements - The Company entered into at-will basis employment agreements with Adam Adler, Aitan Zacharin and Brian Tuffin under the same terms and conditions:  $18,000 monthly salary, provided the Company has adequate funds to make such payment; monthly car allowance of $1,000; and a discretionary performance bonus.

Endorsement agreements - The Company has entered into endorsement agreements with a number of sports figures.  Three of the agreements at September 30, 2011 require additional shares to be issued at the end of the next three years, 500,000 shares in 2012, 500,000 shares in 2013 and 250,000 shares in 2014.  In addition, a total of 1,150,000 may be issued in the event certain performance milestones are attained.

The Company also issued stock options as compensation for certain other endorsement agreements.  These agreements have a term of one to five years with Company options to extend the agreements for one to three years at mutually agreeable terms.

11.        DISCLOSURES ABOUT FAIR VALUE

Assets and liabilities measured at fair value on a recurring basis are summarized in the following tables according to FASB ASK 820 pricing levels.

Fair Value Measurement Using
Quoted prices
		in active	Significant
		markets of	other	Significant
		identical	observable	Unobservable
	Recorded	assets	inputs	Inputs
	value	(Level 1)	(Level 2)	(Level 3)

September 30, 2011
Assets:
Available-for-sale securities	$8,320	$8,320	$-	$-

September 30, 2010
Assets:
Available-for-sale securities	$55,806	$55,806	$-	$-

At June 30, 2011 and September 30, 2010, the Company's available-for-sale equity securities were valued using Level 1 inputs as summarized above.  Level 1 inputs are based on unadjusted prices for identical assets in active markets that the Company can access.

12 .       SUBSEQUENT EVENTS :

The Company has evaluated events occurring after the date of these financial statements through January 12, 2012, the date that these financial statements were issued. There were no material subsequent events other than the following:

F-18

Level 2 inputs are based on quoted prices for similar assets other than quoted prices in Level 1, quoted prices in markets that are not yet active, or other inputs that are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets.  The Company does not have any investments that are measured on a recurring basis using Level 2 inputs.

Level 3 inputs have significant inputs which are not observable.  The Company does not have any investments that are measured on a recurring basis using Level 3 inputs.

Certain assets are not carried at fair value on a recurring basis, including investments accounted for under the equity and cost methods.  Accordingly, such investments are only included in the fair value hierarchy disclosure when the investment is subject to re-measurement at fair value after initial recognition and the resulting re-measurement is reflected in the consolidated financial statements.

On January 9, 2012, the Company entered into agreements with holders of warrants to purchase 3,583,334 shares of  common stock at an exercise price of $0.12 per share (the “Initial Warrants”), which Initial Warrants were issued in a first round of private financing completed in May and June 2011 (the “First Round Financing”).  Pursuant to these agreements (a) such holders agreed to exercise their Initial Warrants for cash, and (b) the Company agreed to (i) issue to each of such holders an additional five-year warrant entitling them to purchase a number of shares equal to that acquired upon exercise of their Initial Warrants at an exercise price of $0.25 per share (the “Additional Warrants”) and (ii) grant them certain registration rights under the Securities Act of 1933 with respect to the shares issued upon exercise of the Initial Warrants and issuable upon exercise of the Additional Warrants.  Except for the expiration date and exercise price, the Additional Warrants are identical in form to the Initial Warrants.

F-19

FUSE SCIENCE, INC. AND SUBSIDIARIES

(Development Stage Companies)

Condensed Consolidated Balance Sheets

December 31, 2011 and September 30, 2010

	December 31, 2011	September 30, 2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$155,500	147,907
Prepaid expenses	58,910	59,264
Total current assets	214,410	207,171
Other assets:
Available-for-sale investments	18,560	8,320
IT Property, net	13,750
Intellectual property, net	133,674	126,917
Total other assets	165,984	135,237

Total assets	$380,394	342,408
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	354,130	341,835
Accounts payable - related parties	19,171	28,732
Convertible notes payable, net	902,607	606,976
Accrued expenses	139,134	21,684
Total current liabilities	1,415,042	999,227

Commitments and contingencies

STOCKHOLDERS' DEFICIT
Preferred stock, $0.001 par value; authorized 10,000,000 shares; no shares issued and outstanding; $100 per share liquidation preference	-	-
Common stock, $.001 par value; authorized 400,000,000 shares; 94,278,705 and 93,612,039 shares issued and outstanding at December 31, 2011 and September 30, 2010, respectively	94,279	93,612
Additional paid-in capital	17,809,720	12,667,350
Intrinsic value of stock options	(4,847,861)	(680,711)
Non-controlling interest	(126,344)	(126,344)
Deferred consulting fees	(837,597)	(541,558)
Accumulated other comprehensive income (loss)	12,830	2,590
Accumulated deficit:		-
During the development stage	(3,262,822)	(2,194,904)
Other	(9,876,853)	(9,876,854)
Total accumulated deficit	(13,139,675)	(12,071,758)
Total stockholders' deficit	(1,034,648)	(656,819)
Total liabilities and stockholders' deficit	$380,394	342,408

See accompanying notes to condensed consolidated financial statements.

F-20

FUSE SCIENCE, INC. AND SUBSIDIARIES

(Development Stage Companies)

Condensed Consolidated Statements of Operations

Three Months Ended December 31, 2011 and 2010 and from Inception

(January 20, 2009) through December 31, 2011

(Unaudited)

	2011	2010	Development Stage Inception (January 20, 2009) Through December 31, 2011
Revenue
Management income - affiliate	$-	$-	$11,367
Total income	-	-	11,367
Expenses:
Non cash compensation	468,622	3,000	1,115,662
General and administrative expense	339,908	17,163	1,428,363
Total expenses	808,530	20,163	2,544,025
Loss from operations	(808,530)	(20,163)	(2,532,658)
Other income (expense):
Interest and other income	-	-	9,629
Interest expense	(39,713)	(3,923)	(84,859)
Beneficial conversion feature of convertible notes payable	(219,676)		(591,987)
Realized gain (loss)	-	2,348	(15,552)
Other than temporary decline in available-for-sale securities	-	-	(50,900)
Other income (expense)	(259,389)	(1,575)	(733,669)
Loss before non-controlling interest	(1,067,919)	(21,738)	(3,266,327)
Non-controlling interest	-	-	3,504
Net loss	(1,067,919)	(21,738)	(3,262,823)

Loss per share, basic and diluted	$-	$-

Weighted average shares outstanding	94,278,691	50,925,820

Other comprehensive income
Net loss			(3,262,823)
Unrealized gain (loss) on available-for-sale securities	12,830	6,843	8,950
Net comprehensive loss	$(1,055,089)	$(14,895)	$(3,253,873)

See accompanying notes to condensed consolidated financial statements.

F-21

FUSE SCIENCE, INC. AND SUBSIDIARIES

(Development Stage Companies)

Consolidated Statements of Changes in Stockholders' Deficit

From Inception (January 20, 2009) Through December 31, 2011

(Unaudited)

					Additional	Intrinsic Value of Common
	Preferred Stock		Common Stock		Paid-in	Stock
	Shares	Par	Shares	Par	Capital	Options

Balance, January 20, 2009	-	$-	50,925,820	$50,926	$9,946,022	$-
Unrealized loss from available-
for-sale securities	-	-	-	-	-
Net loss	-	-	-	-	-	-
Balance, September 30, 2009	-	-	50,925,820	50,926	9,946,022	-
Noncontrolling interest	-	-	-	-	-
Unrealized loss from available-
for-sale securities	-	-	-	-	-
Net loss	-	-	-	-	-	-
Balance, September 30, 2010	-	-	50,925,820	50,926	9,946,022	-
Unrealized gain from available-
for-sale securities	-	-	-	-	-
Common stock issued for:
Services	-	-	11,850,000	11,850	1,140,150
Convertible notes payable	-	-	5,539,219	5,539	134,517
License	-	-	2,000,000	2,000	76,000
Acquisition of FS Research and
Development, Inc			23,297,000	23,297	(23,297)
Convertible notes payable:
Detachable warrants	-	-	-	-	310,775
Beneficial conversion feature	-	-	-	-	372,311
Stock options granted	-	-	-	-	710,872	(710,872)
Amortize intrinsic value of stock options	-	-	-	-	-	30,161
Net loss	-	-	-	-	-
Balance, September 30, 2011	-	-	93,612,039	93,612	12,667,350	(680,711)
Unrealized gain from available-
for-sale securities
Common stock issued for Convertible
notes payable			666,667	667	19,333
Convertible notes payable:
Detachable warrants					153,446
Beneficial conversion feature					83,078
Stock options granted					4,886,514	(4,441,551)
Amortize intrinsic value of stock options					274,401
Net loss
Balance, December 31, 2011	-	$-	94,278,706	$94,279	$17,809,721	$(4,847,861)

See accompanying notes to condensed consolidated financial statements.

F-22

FUSE SCIENCE, INC. AND SUBSIDIARIES

(Development Stage Companies)

Consolidated Statements of Changes in Stockholders' Deficit, Continued

From Inception (January 20, 2009) Through December 31, 2011

(Unaudited)

			Accumulated
	Non	Deferred	Other	Accumulated Deficit
	Controlling	Consulting	Comprehensive	Development
	Interest	Fees	Income	Stage	Other	Total

Balance, January 20, 2009	$-	$-	$-	$(97,895)	$(9,999,694)	$276,724
Unrealized loss from available-for-sale securities	-	-	(248,385)	-	-	(248,385)
Net loss	-	-	-	(97,895)	-	(97,895)
Balance, September 30, 2009	-	-	31,085	(97,895)	(9,999,694)	(69,556)
Noncontrolling interest	(126,340)		-	3,500	122,840	-
Unrealized loss from available-for-sale securities	-		(31,538)	-	-	(31,538)
Net loss	(4)		-	(80,348)	-	(80,352)
Balance, September 30, 2010	(126,344)	-	(453)	(174,743)	(9,876,854)	(181,446)
Unrealized gain from available-for-sale securities	-	-	3,043	-	-	3,043
Common stock issued for:
Services	-	(609,000)	-	-	-	543,000
Convertible notes payable	-	-	-	-	-	140,056
License	-	-	-	-	-	78,000
Acquisition of FS Research & Development, Inc.	-	-	-	-	-	-
Convertible notes payable:
Detachable warrants	-	-	-	-	-	310,775
Beneficial conversion feature	-	-	-	-	-	372,311
Amortize deferred consulting		67,442				67,442
Amortize intrinsic value of stock options						30,161
Net loss	-		-	(2,020,161)	-	(2,020,161)
Balance, September 30, 2011	(126,344)	(541,558)	2,590	(2,194,904)	(9,876,854)	(656,819)
Unrealized gain from available-for-sale securities			$12,830			12,830
Common stock issued for
Convertible notes payable
Convertible notes payable:
Detachable warrants
Beneficial conversion feature
Amortize deferred consulting
Amortize intrinsic value of stock options
Net loss				$(398,928)		$(398,928)
Balance, December 31, 2011	$(126,344)	$(541,558)	$15,420	$(2,593,832)	$(9,876,854)	$(1,042,917)

See accompanying notes to condensed consolidated financial statements.

F-23

FUSE SCIENCE, INC. AND SUBSIDIARIES

(Development Stage Companies)

Condensed Consolidated Statements of Cash Flows

Three Months Ended December 31, 2011 and 2010 and from Inception

(January 20, 2009) through December 31, 2011

(Unaudited)

			Development
			Stage
			Inception
			(January 20, 2009)
			Through
	2011	2010	December 31, 2011

Operating activities:
Net loss	$(1,067,919)	$(21,738)	$(3,262,823)
Adjustments to reconcile net increase (decrease) in net assets from operations to net cash used in operating activities:
Amortization:
Intellectual property	249		1,332
Deferred consulting fees	148,924		216,366
Stock options	274,401		304,562
Other than temporary decline in available-for-sale securities	-		50,900
Common stock issued for services	-	-	543,000
Intrinsic value of common stock options	-	-	-
Convertible notes payable:
Amortization of detachable warrants	17,479	-	30,230
Beneficial conversion feature	219,676	-	591,987
Investment received for management services			(8,800)
Accrued interest income	-	-	(4,909)
Gain on sale of investment	-	(2,348)	15,552
Non-controlling interest	-	-	(3,504)
Changes in operating assets and liabilities:
Accounts receivable and accrued interest - related parties	-	-	(4,686)
Prepaid expenses	355	(5,000)	(58,909)
Accounts payable and accrued expenses	120,619	8,204	483,402
Accounts payable and accrued expenses - related parties	-	(20,426)	-
Advances from related parties for working capital	-	-	6,660
Net cash used in operating activities	(286,216)	(41,308)	(1,099,642)
Investing activities:
Proceeds from investments	-	52,876	75,876
Additions to IT assets	(13,750)	-	(13,750)
Intellectual property	(7,440)	(15,000)	(57,440)
Net cash provided by investing activities	(21,190)	37,876	4,686
Financing activities:
Loan proceeds	315,000	-	1,246,650
Loan repayment	-	(2,660)	(2,660)
Net cash provided by investing activities	315,000	(2,660)	1,243,990
Net increase (decrease) in cash and cash equivalents	7,594	(6,092)	149,034
Cash and cash equivalents, beginning of period	147,905	8,619	6,465
Cash and cash equivalents, end of period	$155,499	$2,527	$155,499

See accompanying notes to condensed consolidated financial statements.

F-24

FUSE SCIENCE, INC. AND SUBSIDIARIES

(Development Stage Companies)

Condensed Consolidated Statements of Cash Flows, Continued

Three Months Ended December 31, 2011 and 2010 and from Inception

(January 20, 2009) through December 31, 2011

(Unaudited)

			Development
			Stage
			Inception
			(January 20, 2009)
			Through
	2011	2010	December 31, 2011

Supplemental Cash Flow Information:
Cash paid for interest and income taxes:
Interest	$-	$-	$-
Income taxes	-	-	-

Non-cash investing and financing activities:
Note payable issued to acquire investment	$-	$-	$100,000
Accrued interest receivable included in amended notes	-	-	-
Convertible notes payable issued for advances from affiliates	-	-	-
Convertible notes payable issued for accounts payable to affiliates	-	-	-
Common stock issued for convertible notes payable and accrued interest	20,000	-	160,055
Common stock issued for license	-	-	78,000
Common stock issued to acquire Fuse Science, Inc.	-	-	23,297

See accompanying notes to condensed consolidated financial statements.

F-25

FUSE SCIENCE, INC. AND SUBSIDIARIES

(DEVELOPMENT STAGE COMPANIES)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1:	ORGANIZATION

GENERAL

The financial statements included in this report have been prepared by Fuse Science, Inc. (the “Company”) pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) for interim reporting and include all adjustments (consisting only of normal recurring adjustments) that are, in the opinion of management, necessary for a fair presentation. These financial statements have not been audited.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations for interim reporting. The Company believes that the disclosures contained herein are adequate to make the information presented not misleading. However, these financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended September 30, 2011. The financial data for the interim periods presented may not necessarily reflect the results to be anticipated for the complete fiscal year.

CONSOLIDATION POLICY AND HISTORY OF BUSINESS

The consolidated financial statements of the Company include the accounts of the Company, Fuse Science, Inc., a Delaware corporation (“FUSE”) and FS Consumer Products Group, Inc., a Florida corporation, its wholly-owned subsidiaries and Ultimate Social Network, Inc. (“USN”), its 60%-owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation. The Company was originally incorporated in 1985 in Nevada. Its securities now trade on the OTCQB under the symbol DROP.PK.

DEVELOPMENT STAGE

From 2007 to January 20, 2009, the Company operated as a “business development company” (“BDC”) under the Investment Company Act of 1940. At the time the Company withdrew its election to operate as a BDC. At the time of filing Form N-54c with the SEC on January 20, 2009, the Company had limited resources and did not have sufficient capital to complete its business plans. Accordingly, the operations of the Company, is presented as those of a development stage enterprise, from January 20, 2009, which is treated as its inception for financial reporting purposes.

GOING CONCERN

The Company has not established sources of revenue sufficient to fund the development of business, projected operating expenses and commitments for the next twelve months. The Company had a net loss from operations of $1,067,919 and recognized an unrealized gain on investments of $12,830 resulting in a comprehensive loss of $1,055,089 during the three months ended December 31, 2011. Included in this loss, the Company recorded non-cash compensation of $468,622, which relates to contracts entered into by the Company for current and future services undertaken for marketing and promotional activities by brand athletes through endorsement contracts, as well as contracts with consultants to provide professional services and employment contract with the Company’s key employees. At December 31, 2011, current assets are $214,410 and current liabilities are $1,415,042.

F-26

The Company expects to raise necessary capital from private placements of its restricted securities, including common stock and convertible notes. The Company has demonstrated an ability to raise funds as needed to fund operations and investments. During the quarter ended December 31, 2011, the Company issued a one-year 8% secured senior convertible promissory note in the amounts of $180,000. The promissory notes include five-year warrants to purchase 750,000 shares of common stock at a price of $0.12 per share. In December 2011, the Company also issued two 90-Day 8% Senior Subordinated Convertible Promissory Notes with Subscription Options (the “December Notes”) in the amounts of $75,000 and $60,000. An additional December Note in the principal amount of $50,000 was issued in January 2012. The December Notes were issued in contemplation of a larger subsequent financing which was ultimately completed in February 2012. The December Notes’ subscription option gives the holder’s the right to convert principal and accrued interest into securities offered in the subsequent financing. In the event the Company did not undertake the subsequent financing, the December Notes with accrued interest would convert into Units consisting of 10 shares of the Company’s common stock and warrants to purchase an additional six shares of the Company’s common stock. The number of units issuable upon the conversion would be equal to the value of note plus accrued interest divided by $1.50. If the subsequent financing did not take place, the December Notes would include five-year warrants to purchase 300,000 and 240,000 shares of common stock respectively at a price of $0.18 per share. However, the December Notes were converted into subscriptions for the securities sold in the subsequent financing. There can be no assurance in any case that the Company will secure funding to implement the Company’s business plan.

These conditions raise serious doubt about the Company’s ability to continue as a going concern.

STOCK-BASED COMPENSATION

The compensation cost relating to share-based payment transactions (including the cost of all employee stock options) is required to be recognized in the financial statements. That cost is measured based on the estimated fair value of the equity or liability instruments issued. A wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans are included. The Company’s financial statements would include an expense for all share-based compensation arrangements granted on or after January 1, 2006 and for any such arrangements that are modified, cancelled or repurchased after that date based on the grant-date estimated fair value.

INTANGIBLE ASSETS

Other intangible assets primarily consist of intellectual property. We apply an impairment evaluation whenever events or changes in business circumstances indicate that the carrying value of our intangible assets may not be recoverable. Other intangible assets are amortized on a straight-line basis over their estimated economic lives. We believe that the straight-line method of amortization reflects an appropriate allocation of the cost of the intangible assets to earnings in proportion to the amount of economic benefits obtained annually by the Company.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company evaluates its long-lived assets and intangible assets for impairment whenever events change or if circumstances indicate that the carrying amount of any assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to the expected future net undiscounted cash flows generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount over the fair value of the asset.

F-27

RECLASSIFICATION

Certain reclassifications have been made in the condensed consolidated financial statements at December 31, 2010 and for the three months ended December 31, 2010 to conform to the December 31, 2011 presentation. The reclassifications had no effect on net loss.

FISCAL YEAR

Fiscal 2012 refers to periods in the year ending September 30, 2012. Fiscal 2011 refers to periods in the year ended September 30, 2011.

INVESTMENTS

Investments are classified into the following categories:

☐	Trading securities reported at fair value with unrealized gains and losses included in earnings;

☐	Available-for-sale securities reported at fair value with unrealized gains and losses, net of applicable deferred income taxes, reported in other comprehensive income;

☐	Held-to-maturity securities and other investments reported at amortized cost; and

☐	Investments using the equity method of accounting.

FAIR VALUE

The Company adopted fair value accounting for certain financial assets and liabilities that have been evaluated at least annually. The standard defines fair value as the price at which an asset could be exchanged in a current transaction between knowledgeable, willing parties. A liability's fair value is defined as the amount that would be paid to transfer the liability to a new obligor, not the amount that would be paid to settle the liability with the creditor. Management has determined that it will not, at this time, adopt fair value accounting for nonfinancial assets or liabilities currently recorded in the financial statements, which includes investments carried at cost, deposits and other assets. Impairment analyses will be made of all assets using fair value measurements.

NEW ACCOUNTING PRONOUNCEMENTS

Below is a listing of the most recent accounting standards and their effect on the Company, as issued by the Financial Accounting Standards Board in the form of Accounting Standards Updates ("FASB"). We have evaluated all recent accounting pronouncements through July 31, 2011 and find none that would have a material impact on the financial statements of the Company, except for those detailed below.

2.	INVESTMENTS

While the Company was operating as a BDC from 2007 until withdrawing such election in January 2009 and for a period thereafter, there were a number of relationships established which resulted in the majority of the Company's investments being considered investments in affiliates. Currently, all of those relationships have ceased and the Company no longer has an affiliate relationship with its investments. Available-for-sale investments may be summarized as follows:

F-28

		Realized	Unrecognized
		Holding	Holding	Fair
	Cost	Losses	Gains (Losses)	Value
December 31, 2011

Efftec International, Inc.	$4,200	$-	$(4,000)	$200

North American Energy	1,530	-	16,830	18,360

	$5,730	$-	$12,830	$18,560

September 30, 2011

Efftec International, Inc.	$4,200	$-	$(2,000)	$2,200

North American Energy	1,530	-	4,590	6,120

	$5,730	$-	$2,590	$8,320

Efftec International, Inc. ("EFFI") has developed an Internet-based chiller tool. EFFI installs and sells this tool to its customer base. At December 31, 2011, the Company valued its investment in EFFI at $200 based on its posted bid price on that date. During the year ended September 30, 2010, the Company received 20,000 shares of EFFI common stock for a management contract valued at $8,800 (based on the trading price of EFFI on the date of the contract), collected $6,500 in cash as partial payment on its convertible note and received 624,761 shares of EFFI common stock in exchange for the balance of the convertible note and accrued interest receivable (convertible at $0.09 per share). The Company sold 110,000 shares of EFFI for $16,500 during the year ended September 30, 2010 and realized a profit of $6,600. During the three months ended December 31, 2011 and 2010, the Company did not sell any shares. The Company owns 20,000 shares on December 31, 2011.

North American Energy Resources, Inc. ("NAEY") is an oil and gas development and production company with operations currently in Oklahoma. The Company valued its investment in NAEY shares at its posted trading price at December 30, 2011. The Company owns 153,000 shares on December 31, 2011.

Fair value for both available-for-sale securities is based on level one inputs, the posted bid/last trading price on December 30, 2011.

F-29

3.	INTELLECTUAL PROPERTY

The Company has completed its acquisition of FUSE, which was a development stage company with no prior operations. Fuse Science has licensed sublingual, buccal, and transdermal delivery systems for bioactive agents that it believes can effectively encapsulate and charge many varying molecules in order to produce complete product formulations which can bypass the GI tract and enter the blood stream directly. The technology facilitates the passing of the actives through the oral mucosa in contrast to current products that require gastrointestinal absorption to achieve the same desired effect. The technology uses bioelectricity within its matrix and further delivers the matrix utilizing an iontopheritic delivery vehicle that contains a specific charge to shuttle the matrix through either the buccal or mucosal membrane. It is important to note that biological cells utilize bioelectricity to store and facilitate metabolic energy. By utilizing the skins innate bioelectric signaling system coupled with our iontopheritic delivery vehicle, we are able to deliver (API’S) actives efficaciously through both the dermal and buccal mucosal. The proprietary technology penetrates the mucosa and epithelium to achieve complete and enhanced absorption. It is the Company’s firm belief that this technology will enable it to deliver a wide range of product formulations such as aspirin, OTC pain, allergy, and cough and cold medications, as well as energy source, electrolytes and many pharmaceutical applications.

4.	CONVERTIBLE PROMISSORY NOTES

The Company had the following convertible notes payable at December 31, 2011 and September 30, 2011.

	December 31,	September 30,
	2011	2011
Convertible notes payable with interest at 12%	$20,000	$20,000

8% One year senior secured convertible promissory note due June 20, 21012	$318,262	$327,405

8% One year senior secured convertible promissory note due September 9, 2012	$264,513	$259,571

8% One year senior secured convertible promissory note due October 25, 2012	$133,949	$-

8% One year senior secured convertible promissory note due December 12, 2012	$36,655	$-

8% One year senior secured convertible promissory note due December 16, 2012	40,167	-

	$813,546	$606,976

The 12% convertible notes payable at September 30, 2011 include one note in the amount of $5,000 which is convertible at $0.025 per share and one note in the amount of $15,000 which is convertible at $0.03 per share.

Convertible notes payable includes one note in the amount of $5,000 which is convertible at $0.025 per share and one note in the amount of $15,000 which is convertible at $0.03 per share.

The terms of our 8% One Year Senior Subordinated Secured Convertible Notes are summarized as follows:

Due Date	Face Value	Conversion Rate	Number of Warrants
June 20, 2012	$525,000	$0.03	17,500,000

September 9, 2012	$360,000	$0.12	3,000,000

October 25, 2012	$180,000	$0.12	750,000

December 12, 2012	$60,000	$0.15	400,000

December 16, 2012	$75,000	$0.15	500,000

F-30

The fair value of each warrant on the date issued was estimated using the Black-Scholes valuation model. The following assumptions were used for the calculation of the beneficial conversion feature and warrants granted in June, September, October and December 2011.

	11-Jun	11-Sep	11-Oct	11-Dec

Expected term	5 years	5 years	5 years	5 years

Expected average volatility	309%	309%	256%	296%

Expected dividend yield	0%	0%	0%	0%

Risk-free interest rate	3.50%	3.50%	3.18%	2.90%

The convertible notes are immediately convertible, so the beneficial conversion feature of the convertible promissory notes in the amounts of $82,320, $54,278 and $372,311 for the convertible notes issued in October 2011, December 2011 and for the fiscal year ended September 30, 2011, respectively, was expensed when the notes were issued.  The value assigned to the warrants of $47,798, 58,702 and $310,775 for the convertible notes issued in October 2011, December 2011 and for the fiscal year ended September 30, 2011, respectively, is recorded as a discount to the convertible notes payable and is being amortized to interest expense over the five year life of the warrant and is summarized as follows as of September 30, 2011.

		Debt Discount

Due Date	Face Value	Initial Value	Amortization	Discount

June 20, 2012	$505,000	$208,845	$(22,106)	$186,739

September 9, 2012	$360,000	$101,557	$(6,070)	$95,487

October 25, 2012	$180,000	$47,799	$(1,747)	$46,052

December 12, 2012	$60,000	$23,586	$(241)	$23,345

December 16, 2012	$75,000	$35,116	$(283)	$34,833

	1,180,000	$416,903	$(30,448)	$386,455

F-31

5.	RELATED PARTY TRANSACTIONS

The Company operated as a BDC until it withdrew its election to be treated as a BDC on January 20, 2009. While operating as a BDC, a part of its operations and consistent with the operating parameters of a BDC, the Company developed a number of relationships with its portfolio company investments, including members of the Company's board of directors becoming officers and directors of its portfolio company investments. The Company made loans to the portfolio companies and entered into management agreements with the portfolio companies. As a result of operating as a BDC and then converting to an operating company, a number of its previous relationships were originally required to be categorized as related party transactions. As a result of changes in relationships, when the Company no longer being actively involved in the operation of the investments, these investments are no longer considered related party transactions. Other related party amounts and transactions are described as follows:

While operating as a BDC the Company had management contracts and made loans to its 60% owned subsidiary USN. These transactions are eliminated in consolidation with USN.

Related party amounts included in the balance sheet may be summarized as follows:

Accounts payable - related parties:

	2011	2010

Hank Durschlag	$16,178	$16,178

Rubin Hanan	5,706	-

Aitan Zacharin	12,380	12,380

	$33,364	$28,558

Rubin Hanan is a shareholder, the Company's President and Chief Operating Officer. Aitan Zacharin is a shareholder, the Company's Chief Marketing and Information Officer and a director.

Transactions with related parties in the statement of operations for the three months ended December 31, 2011 and 2010 include:

	2011	2010
Management income - Efftec International, Inc.	$-	$-

	2011	2010
Interest income - Efftec International, Inc.	$-	$-

	2011	2010
Related party expenses:

Prior CEO compensation	$10,000	$3,000

New officer compensation	59,000	-

	$69,000	$3,000

F-32

6.	STOCKHOLDERS' EQUITY

Common stock

At December 31, 2011 and September 30, 2011, the Company had 400,000,000 shares authorized and 94,278,705 and 93,612,039 shares issued and outstanding, respectively, of its $0.001 par value common stock.

Transactions during the three-month period ended December 31, 2011

During the three months ended December 31, 2011, the Company issued 666,666 shares of common stock upon conversion for convertible notes payable with a principal balance and accrued interest of $20,000.

All of the foregoing shares of common stock were issued pursuant to the exemption from registration afforded by Section 4(2) promulgated under the Securities Act of 1933, as amended.

Transactions during the year ended September 30, 2010

During the 12 months ended December 31, 2011, the Company issued (a) 5,539,219 shares of common stock upon conversion for convertible notes payable with a principal balance and accrued interest of $140,056; (b) 2,000,000 shares in pursuant to a license agreement for formulation technology valued at $78,000; (c) 23,297,000 shares in exchange for all of the outstanding common stock of FUSE; and (d) 1,950,000 shares pursuant to a consulting agreement valued at $175,500 for services to be performed over the next twelve (12) months.

All of the foregoing shares of common stock were issued pursuant to the exemption from registration afforded by Section 4(2) promulgated under the Securities Act of 1933, as amended.

Warrants

The Company issued five-year warrants to acquire 750,000, 400,000 and 500,000 shares of its common stock at $0.12, $0.15 and $0.15 per share respectively as a part of the issuance of $180,000, $60,000 and $75,000 8% One Year Senior Secured Convertible Promissory Notes respectively in a private placement. The warrants expire on October 25, 2016, December 12, 2016 and December 16, 2016 respectively.

Options

During the three months ended December 31, 2011, the Company granted options to acquire up to 15,250,000 shares of its common stock to athletes for endorsement services, consultants for services performed or to be performed and to the President and COO as part of his employment agreement. The intrinsic value of $4,441,551 of the options was determined using the Black-Scholes method and will be amortized based on several vesting periods ranging from one year up to five years.

7.	COMMITMENTS AND CONTINGENCIES

Consulting Agreement - The Company entered into a consulting agreement with Mr. Durschlag under which he should receive $100,000 over the next year. In addition, in accordance with the terms of his patent assignment and technology transfer agreement if, and when utilized, Mr. Durschlag is entitled to royalties on Fuse Science sales as follows:

F-33

Sales Range	Commission Rate

$0 - $100,000	0.00%

$100,001 - $10,000,000	5.00%

$10,000,001 - $50,000,000	2.50%

Employment and consulting agreements - The Company entered into at-will basis employment agreements with Adam Adler, Aitan Zacharin and Brian Tuffin under the same terms and conditions: $18,000 monthly salary, provided the Company has adequate funds to make such payment; monthly car allowance of $1,000; and a discretionary performance bonus. The Company is also party to a consulting agreement with an entity owned by Rubin Hanan who became the Company’s President and Chief Operating Officer on November 28, 2011. Mr. Hanan is compensated pursuant to that consulting agreement.

8.	DISCLOSURES ABOUT FAIR VALUE

Assets and liabilities measured at fair value on a recurring basis are summarized in the following tables according to FASB ASC 820 pricing levels.

Fair Value Measurement Using
Quoted prices
		in active	Significant
		markets of	other	Significant
		identical	observable	Unobservable
	Recorded	assets	inputs	Inputs
	value	(Level 1)	(Level 2)	(Level 3)

December 31, 2011
Assets:
Available-for-sale securities	$18,560	$18,560	$-	$-

September 30, 2011
Assets:
Available-for-sale securities	$8,320	$8,320	$-	$-

At December 31, 2011 and September 30, 2011, the Company's available-for-sale equity securities were valued using Level 1 inputs as summarized above. Level 1 inputs are based on unadjusted prices for identical assets in active markets that the Company can access.

Level 2 inputs are based on quoted prices for similar assets other than quoted prices in Level 1, quoted prices in markets that are not yet active, or other inputs that are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets. The Company does not have any investments that are measured on a recurring basis using Level 2 inputs.

Level 3 inputs have significant inputs which are not observable. The Company does not have any investments that are measured on a recurring basis using Level 3 inputs.

F-34

Certain assets are not carried at fair value on a recurring basis, including investments accounted for under the equity and cost methods. Accordingly, such investments are only included in the fair value hierarchy disclosure when the investment is subject to re-measurement at fair value after initial recognition and the resulting re-measurement is reflected in the consolidated financial statements.

F-35

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration Fees		$4,323.73
Transfer Agent Fees		*
Accounting Fees and Expenses		*
Legal Fees and Expenses		*
Miscellaneous Fees and Expenses		*
*
Total	$	*

_________________

*            To be filed by Amendment.

All amounts (other than SEC registration fees) are estimates.  We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling stockholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws provide for indemnification of our officers and directors to the fullest extent permitted by the Nevada General Corporation Law.

15.	RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we effected the following transactions in reliance upon exemptions from registration under the Securities Act of 1933:

In connection with an employment agreement entered into on March 25, 2001 between the Company and Aitan Zacharin, who became the Company’s Chief Marketing Officer and Chief Operating Officer, Mr. Zacharin received a signing bonus of 6,4000,000 shares of common stock valued at $144,000.

In connection with the acquisition of the outstanding shares of Fuse Science, Inc., a Delaware corporation, on April 14, 2011, the Company issued to Maurice E. Durschleg our former President, Chief Executive Officer and director 6,007,000 shares of common stock to Brian Tuffin, our current Chief Executive Officer and Director, 6,332,300 shares of common stock to Adam Adler, our current Chief Business Officer and a director and 5,512,500 shares of common stock to Leonard Adler.

In April 2011, the Company issued 2,000,000 shares of common stock in a private transaction to a single individual as a licensing fee valued at $78,000.

In May and June 2011, the Company sold 21 units in a private transaction to 10 investors, each unit consisting of a $25,000 principal amount, 8% one-year senior secured convertible promissory note and a warrant to purchase 833,334 shares of common stock at a price of $25,000 per unit.

In June 2011, the Company issued 215,550 shares of common stock in a private transaction to a single individual in conversion of 5,489 of indebtedness owed to such person.

In June 2011, the Company issued 1,950,000 shares of common stock in a private transaction to a single consulting firm for consulting services valued at $175,500.

In September and October 2011, the Company sold 21.8 units in a private transaction to five investors, each unit consisting of a $25,000 principal amount, 8% one-year senior secured subordinated promissory note and warrants to purchase 104,167 shares of common stock.

In July 2011, the Company issued 1,500,000 shares of common stock in a private transaction to Rubin Hanan, who subsequently, became our President and Chief Operating Officer. The shares were issued for consulting services valued at $135,000, pursuant to a consulting agreement between the Company and a corporation owned by Mr. Hanan.

II-1

In July 2011, the Company issued 450,000 shares of common stock in a private transaction to a public relations firm for services valued at $171,000.

In July 2011, the Company issued 600,000 shares of common stock in a private transaction to a public relations consulting firm for consulting services valued at $228,000.

In September 2011, the Company issued 300,000 shares of common stock in a private transaction to a single athlete pursuant to an endorsement agreement, for services valued at $92,700.

In September 2011, the Company issued 450,000 shares of common stock in a private transaction to a single athlete pursuant to an endorsement agreement for services valued at $144,000.

In September 2011, the Company issued 200,000 shares of common stock in a private transaction to a single athlete pursuant to an endorsement agreement for services at $61,800.

In December 2011 and January 2012, the Company issued 8% senior subordinated convertible notes with subscription option in a private transaction to three investors in the principal amounts of $75,000, $60,000 and $50,000, respectively. These notes were ultimately convertible subscriptions for the securities sold in the February 2012 financing described below.

In January 2012, the Company entered into agreements with five (5) holders of warrants to purchase a total of 3,583,332 shares of common stock at an exercise price of $0.12 per share, which were issued in the financing completed in May and June 2011 as described. Pursuant to these agreements (a) such holders agreed to exercise these warrants for cash, and (b) the Company agreed to (i) issue to each of such holders an additional five-year warrant entitling them to purchase a number of shares equal to that acquired upon exercise of their warrants and (ii) grant them certain registration rights under the Securities Act of 1933 with respect to the shares issued upon exercise of the warrants and issuable upon exercise of the newly issued warrants.

On February 9, 2012, pursuant to a securities purchase agreement with a group of institutional and accredited investors pursuant to which the Company issued and sold in a private transaction senior convertible notes in the original principal amount of $3,169,359, series A warrants to purchase up to 15,092,185 shares of common stock and series B warrants to purchase up to 15,092,185 shares of common stock.

All of the foregoing securities were issued without registration under the Securities Act of 1933 by reason of the exemption from registration afforded by Section 4(2) promulgated thereunder. With respect to each issuance, the shares delivered to the Company appropriate investment representations, including an affirmation of “accredited investor” status. Each party being issued shares had an opportunity to ask questions of the Company and acknowledge that such party understood the risks of an investment in the Company.

16.        EXHIBITS

Exhibit	Description

3(i)	Amended and Restated Articles of Incorporation (1)

3(ii)	Amended and Restated Bylaws (1)

5.1	Opinion of Roetzel & Andress (2)

10.1	Employment Agreement between the Company and Aitan Zacharin (3)

10.2	Employment Agreement between the Company and Brian Tuffin (4)

10.3	Employment Agreement between the Company and Adam Adler (4)

10.5	Consulting Services Agreement between the Company and Executive Leadership Intelligence, Inc. (5)

10.6	2011 Stock Incentive Plan (1)

10.7	2011 Endorsers Stock Incentive Plan (6)

10.8	Code of Ethics (6)

10.9	Form of January 2012 Warrant (2)

II-2

10.10	Securities Purchase Agreement (7)

10.11	Form of Senior Convertible Note (8)

10.12	Form of Series A Warrant (7)

10.13	Form of Series B Warrant (7)

10.14	Form of Registration Rights Agreement (7)

10.15	Form of Lock-Up Agreement (7)

10.16	Office Lease relating to premises located at 6135 N.W. 167th Street, #E-21, Miami Lakes, Florida 33015(2)(7)

10.17	Form of Advisory Warrant (2)

10.18	Form of Placement Agent Warrant (2)

22	Subsidiaries (6)

23.1	Consent of Paritz & Company (8)

23.2	Consent of Counsel (included in Exhibit 5.1) (2)

(1)	Filed as an exhibit to the Company's Definitive Information Statement on Schedule 14C dated December 6, 2011 and incorporated herein by reference.
(2)	To be filed by amendment
(3)	Filed as an exhibit to the Company’s Current Report on Form 8-K dated March 25, 2011 and incorporated herein by reference.
(4)	Filed as an exhibit to the Company’s Current Report on Form 8-K dated April 14, 2011 and incorporated herein by reference.
(5)	Filed as an exhibit to the Company’s Current Report on Form 8-K dated November 30, 2011 and incorporated herein by reference.
(6)	Filed as an exhibit to the Company’s Annual Report on Form 10-K dated January 13, 2012 and incorporated herein by reference.
(7)	Filed as an exhibit to the Company’s Current Report on Form 8-K dated February 9, 2012 and incorporated herein by reference.
(8)	Filed herewith

17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(a)           to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)           to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.; and

(c)           to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.           To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

II-3

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B of the Securities Act or other than prospectuses filed in reliance on Rule 430A of the Securities Act, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-4

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Miami Lakes, Florida, on February 24, 2012.

FUSE SCIENCE, INC.

By:	/s/ Brian Tuffin
Brian Tuffin, Chief Executive Officer and Acting Chief Financial Officer (Principal Executive, Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian Tuffin and Rubin Hanan, and each of the undersigned is a true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for each of them and in each name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as each might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.  In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed by the following person in the capacities and on the dates stated.

IN ACCORDANCE with the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following person on their own behalf in the capacities and on the dates stated.

Signatures		Title(s)	Date

By:	/s/ Brian Tuffin	Chief Executive Officer and Acting Chief Financial Officer	February 24, 2012
	Brian Tuffin	(Principal Executive, Financial and Accounting Officer)

By:	/s/ Aitan Zacharin	Chief Marketing Officer, Chef Information Officer and	February 24, 2012
	Aitan Zacharin	Director

By:	/s/ Adam Adler	Chief Business Development Officer and Director	February 24, 2012
Adam Adler

By:	/s/ David Berkoff, M.D.	Director	February 24, 2012
David Berkoff, M.D.

By:	/s/ Richard Hutchings, PhD	Director	February 24, 2012
Richard Hutchings, Ph.D.

II-5